UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Trane Technologies plc
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023
Notice and
Proxy Statement

A Letter from Our Board of Directors

Dear Fellow Shareholders:
As the Trane Technologies Board of Directors, we believe that bold ambition drives action, impact and results. In 2022, our Company achieved another year of top-quartile financial performance, while advancing our bold sustainability commitments.
Megatrends like decarbonization, electrification and indoor environmental quality continue to intensify, driving increased demand for our innovative products and services. In 2022, given our leading innovation, strong customer focus and talented team, Trane Technologies delivered organic revenue growth of 15%, adjusted earnings per share growth of 21% and powerful free cash flow.
With a sharp focus on Environmental, Social and Governance (“ESG”) matters, we also continued to make meaningful progress towards our 2030 Sustainability Commitments:
•We’re helping our customers advance their own sustainability goals, while contributing to our Gigaton Challenge, which aims to reduce our customers’ emissions by one billion metric tons of carbon emissions (CO2e) through our products and services by 2030.
•Across our global footprint, we lead by example, leveraging our own technology to ensure healthy, efficient and sustainable operations. Throughout 2022, our operations teams worked to solve for global supply chain disruptions and reduce operational emissions while meeting high levels of customer demand. We are on pace to achieve carbon neutral operations by 2030 and have pledged to reach net-zero greenhouse gas emissions across our value chain by 2050.
•Trane Technologies also continues to focus on creating opportunity for all, underpinned by an uplifting, inclusive and engaging culture. This past year, we saw continued progress towards gender parity in senior leadership and workforce diversity reflective of our communities. To ensure leadership accountability, approximately 2,600 Company leaders now have their compensation tied to financial results, as well as the Company’s ambitious social and environmental sustainability goals.
As a Board of Directors, we continued to hone our governance practices and oversight of the Company’s strategy, sustainability and workforce priorities, leadership compensation and succession plans. We maintain a balanced focus across our key stakeholders, including employees, customers, shareholders and communities. We are committed to ensuring that the Company’s purpose and strategy help to build resilience, drive meaningful environmental and social change and achieve differentiated, long-term financial results for shareholders.
We are proud of Trane Technologies’ strong financial performance and leadership in environmental and social sustainability. We embrace the opportunity as a climate innovator to boldly transform our industry and create a more sustainable world.
Sincerely,

KIRK E. ARNOLD	ANN C. BERZIN	APRIL MILLER BOISE	JOHN BRUTON

JARED L. COHON	GARY D. FORSEE	MARK R. GEORGE	JOHN A. HAYES

LINDA P. HUDSON	MYLES P. LEE	DAVID S. REGNERY	MELISSA N. SCHAEFFER

JOHN P. SURMA	TONY L. WHITE

2023 Proxy Statement	1

Notice of 2023 Annual General Meeting of Shareholders

Voting Items

Date and Time
June 1, 2023 (Thursday)
2:30 p.m. local time
Location
Adare Manor Hotel
Adare, County Limerick Ireland
See “Information Concerning Voting and Solicitation” of the Proxy Statement for further information on participating in the Annual General Meeting.
Who Can Vote
Only shareholders of record as of the close of business on April 6, 2023 are entitled to receive notice of and to vote at the Annual General Meeting.

Proposals To Be Voted		Board Vote Recommendation	For Further Details
1.	To elect 11 directors for a period of one year	FOR each director nominee	Page 15
2.	To consider an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years	FOR one year	Page 23
3.	To give advisory approval of the compensation of the Company’s Named Executive Officers	FOR	Page 24
4.	To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration	FOR	Page 24
5.	To renew the existing authority of the directors of the Company to issue shares	FOR	Page 26
6.	To renew the existing authority of the directors of the Company to issue shares for cash without first offering shares to existing shareholders (Special Resolution)	FOR	Page 27
7.	To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution)	FOR	Page 28

Shareholders will also conduct such other business properly brought before the meeting. By Order of the Board of Directors, EVAN M. TURTZ SENIOR VICE PRESIDENT AND GENERAL COUNSEL

How to Vote
Whether or not you plan to attend the meeting, please provide your proxy by either using the Internet or telephone as further explained in the accompanying Proxy Statement or filling in, signing, dating, and promptly mailing a proxy card.
By Telephone
In the U.S. or Canada, you can vote your shares by submitting your proxy toll-free by calling 1-800-690-6903.
By Internet
You can vote your shares online at www.proxyvote.com.
By Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Attending the Meeting
If you are a shareholder who is entitled to attend and vote, then you are entitled to appoint a proxy or proxies to attend and vote on your behalf. A proxy is not required to be a shareholder in the Company. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact the Company Secretary at our registered office.
Important Notice regarding the availability of proxy materials for the Annual General Meeting of Shareholders to be held on June 1, 2023.
The Annual Report and Proxy Statement are available at www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials or this Notice of 2023 Annual General Meeting of Shareholders, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about April 21, 2023.
2024 Annual Meeting
Deadline for shareholder proposals for inclusion in the Proxy Statement:
December 22, 2023
Deadline for business proposals and nominations for director:
March 1, 2024

2

2023 Proxy Statement	3

2022 PERFORMANCE HIGHLIGHTS
Trane Technologies 2022 Performance Highlights

FINANCIAL PERFORMANCE HIGHLIGHTS

Annual Revenue $15.992 BILLION
3-Year Adjusted Cash Flow
Return on Invested Capital
(CROIC) (2020–2022)(a)
29.0%
Ranks at the 80th percentile of the
companies in the S&P 500 Industrials Index
3-Year Total Shareholder
Return (TSR)
(2020-2022)(a)
57.17%
Ranks at the 78th percentile
of the companies in the S&P 500
Industrials Index

Increase of 13% from 2021

Adjusted EBITDA(a) $2.694 BILLION
Increase of 14% from 2021

Free Cash Flow(a) $1.566 BILLION
Increase of 9.4% from 2021

The three core financial metrics laid out above are further modified (up to +/-20%) by our achievement relative to our equally-weighted environmental & social objectives—ESG Modifier

(a)We report our financial results in our Annual Report on Form 10-K and our quarterly reports on Form 10-Q in accordance with United States generally accepted accounting principles (“GAAP”). Our financial results described above for Adjusted EBITDA and Free Cash Flow have been adjusted to exclude the impact of certain items as shown in Appendix A to this Proxy Statement. These metrics and the related performance targets and results are relevant only to our executive compensation program and should not be used or applied in other contexts. For a description of how the metrics above are calculated from our GAAP financial statements, please see “Annual Incentive Matrix (‘AIM’)” with respect to AIM payments and “Long-Term Incentive Program (‘LTI’) – 2020 - 2022 Performance Share Units Payout” with respect to Performance Share Program (“PSP”) awards.

4

2022 PERFORMANCE HIGHLIGHTS

ESG PERFORMANCE HIGHLIGHTS

Environmental
•First in our industry, and one of the first 11 companies worldwide, to have our net zero carbon emissions targets approved by the Science Based Targets initiative (“SBTi”), a coalition of the Carbon Disclosure Project, the United Nations Global Compact, World Resources Institute and the World Wide Fund for Nature
•Pledged to procure, specify or stock 50% net-zero steel by 2030 and 100% net-zero steel by 2050 as a member of SteelZero. Announced contracts to purchase low-carbon steel to further reduce the carbon emissions throughout the Company’s supply chain
•Named to S&P Dow Jones Sustainability World Index for second consecutive year and North America Index for 12th consecutive year
•Recognized for corporate environmental transparency by the Climate Disclosure Project, securing a place on its annual A-list, one of 283 companies out of 15,000
•Began an initiative to accelerate the decarbonization of our facilities by 25% by the year 2025 and to achieve our carbon-neutral operations goal early

Social
•Continued broad approach to Human Capital Management across engagement, development, diversity and inclusion:
•Maintained strong employee engagement with year-over-year improvement in our employee engagement score
•Our Employee Value Proposition (“EVP”), which connects team members to our Company’s purpose, strategies and leadership principles, is representative of our entire employee population, inclusive of every role in the organization
•Through Trane Technologies University, we provide our team members with comprehensive learning and development solutions designed to support them as they grow in their careers
•Launched The Inclusive Culture Learning Experience to all people leaders
•Supported employee well-being with the launch of a mental health hub and improvements to certain local paid time off programs
•Shifted our tuition support approach from offering tuition reimbursement to offering tuition advancement
•Ranked 18th on the 2023 JUST 100 list, named first in the Building Materials & Construction industry and ranked as the best company in industry for communities and workers. Recognized as one of America’s Most JUST Companies for the sixth consecutive year
•Received wide recognition as an employer of choice:
•Forbes World’s Best Employers 2022, second consecutive year
•Disability Equality Index (“DEI”), top scorer (100%)
•Great Place to Work® (Belgium, Ireland, USA)
•Fortune World’s Most Admired Companies 2022, 11th consecutive year
•Fortune Best Workplaces in Manufacturing and Production 2022, top ten
•Military Times 2022 Best for Vets Employers List
•Expanded Sustainable Futures, our corporate citizenship strategy, through a partnership with Discovery Education to provide STEM and sustainability tools to teachers in at-risk districts
•Continued Operation Possible, our innovation initiative to source social and environmental impact ideas from employees. Our ideas were put into practice to fight food loss by developing a cooling cart for street vendors

Governance
•Developed compliance controls for ESG metrics and process to be maintained quarterly and annually
•Completed non-financial materiality assessment refresh
•Conducted Task Force on Climate-related Financial Disclosures (“TCFD”) Climate Scenario Analysis to identify risks and opportunities
•Continued to reinforce leadership accountability for 2030 Commitments with ESG modifier for annual incentive program for executives and senior leaders, with progress towards greenhouse gas reduction and diverse representation
•Conducted ESG training with the Board with a focus on sustainability disclosure and emerging regulatory requirements
•Continued to develop next generation of talent and conducted ongoing leadership succession planning sessions with the Board

For more information regarding our Company’s commitment to leadership in ESG matters and our achievements in these areas, please also see our 2022 Annual Report to Shareholders included in these proxy materials and our ESG Report available on our website located at www.tranetechnologies.com/ESG. Our 2022 ESG Report is expected to be available on or around April 26, 2023.

2023 Proxy Statement	5

2022 PERFORMANCE HIGHLIGHTS
Sustainability at Trane Technologies
At Trane Technologies, sustainability is core to who we are. Our commitment extends to the environmental and social impacts of our operations, products and services, and workplace.
We take action every day to achieve the bold ambitions we have set for our Company and the world. We track progress toward our 2030 Sustainability Commitments through a series of comprehensive ESG indicators. Below is an overview of our progress toward our commitments.

THE GIGATON CHALLENGE	LEADING BY EXAMPLE	OPPORTUNITY FOR ALL

We’re reducing one gigaton – one billion metric tons – of carbon emissions (CO2e) from our customers’ footprint by 2030.
How We’re Doing It
We’re innovating clean technologies, advancing energy-efficiency and healthy spaces, reducing global food loss, designing systems for circularity and transitioning to next-generation refrigerants.
Our Progress since 2019
93 million
metric tons of CO2e reduced from our customers’ carbon footprint equivalent to the CO2e of
10.3 billion
     gallons of gasoline consumed

We’re reimagining our supply chain and operations to have a restorative impact on the environment, while meeting customer needs.
How We’re Doing It
We’re working to achieve carbon neutral operations, zero waste disposed of in landfills, net positive water use in water-stressed areas and reduce absolute energy use by 10 percent.
Our Progress since 2019
22%
total reduction in water use in water-stressed regions
31%
reduction in emissions from our own operations

We’re creating new possibilities and a better world for our people and our communities through a focus on engagement, diversity and inclusion and by creating sustainable futures for our communities.
How We’re Doing It
We’ve committed to achieving workforce diversity reflective of our communities, gender parity in leadership roles and create pathways to STEM education and rewarding careers.
Our Progress in 2022
26.2%
1.6 point increase of women in senior leadership roles
$15.8+ million
in total philanthropic giving

Trane Technologies continues to put the health, safety and well-being of our people first, while making sure that we serve our customers’ needs and execute on the Company’s bold business goals.
UPLIFTING OUR PEOPLE AND COMMUNITIES
As a purpose-driven organization, we believe in taking steps to bring our purpose to life for our people and our communities. We integrate wellness into our culture through a portfolio of benefits that support physical, social, emotional, and financial well-being so that team members can uplift others, make an impact and thrive at work, at home, and in their communities.
•Supported employee well-being by:
•Improving our Global Wellness Platform to provide access to mindfulness, resiliency and nutrition programming
•Acted to support our people and their families, including providing relief during extended COVID-19 lockdowns in China. Support packages were delivered to employees’ homes during the lockdown period
•Continued to define how we work with a focus on balancing in-person teaming and collaboration with flexibility
•Provided grants to 860 employees experiencing personal financial hardship through the Helping Hand employee relief fund, totaling $940,000 and launched our first Immediate Response Program to provide faster access to disaster relief funding for more than 700 employees impacted by Hurricane Fiona in Puerto Rico
•Launched Purple Teams around the world to enhance community engagement and employee volunteerism, more than doubling our volunteer hours

6

2022 PERFORMANCE HIGHLIGHTS

•Hosted our second annual Global Diversity & Inclusion Summit, expanded our PRIDE: LGBT + Allies Employee Network and our Women’s Employee Network (“WEN”) to Europe, the Middle East and Africa (“EMEA”) and celebrated the 10-year anniversary of our Black Employee Network (“BEN”)
INNOVATING TO SERVE CUSTOMERS
We’re leading our industry and solving our customers’ big sustainability challenges by relentlessly investing in efficient and sustainable innovation to provide heating and cooling to people around the world.
•Continued to proactively manage inventory and supply amid global supply chain disruptions
•Invested $211M(a) in sustainability-driven R&D centered on product and system-level improvements, such as increasing energy efficiency, developing and implementing low-global warming potential (“low-GWP”) refrigerants, reducing material content in products and designing products for circularity
•Continued to help customers move away from fossil fuel consumption through the electrification of products throughout our portfolio
•Trane® launched CITY Advantage, a line of compact scroll water-cooled chillers and water-source heat pumps for commercial use with a low-GWP refrigerant. The CITY Advantage line helps customers move away from fossil fuel-based technologies and achieve an 11% better Seasonal Energy Efficiency Ratio (“SEER”) in cooling mode and up to 5% better Seasonal Coefficient of Performance (“SCOP”) in pure heating mode
•Thermo King completed 2,500 hours of testing of its evolveTM electric trailer with several U.S. retailers. The battery-powered, all-electric trailer delivered excellent performance and significantly reduced customers’ emissions by reducing diesel use in the mobile refrigeration process
•Continued to provide resources and offerings to K-12 schools to help them create healthy spaces for education and guidance on stimulus funding for investments in indoor environmental quality
•Acquired AL-KO Air Technology, with a reputation for sustainable solutions, innovation and quality. AL-KO Air Technology is a natural extension of our focus on healthy and efficient buildings
(a)Our Research and Development Costs, as disclosed in our Annual Report on Form 10-K, were $211.2 million for 2022.
AWARDS AND AFFILIATIONS

2023 Proxy Statement	7

Proxy Voting Roadmap
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review Trane Technologies plc’s Annual Report on Form 10-K and the entire Proxy Statement.

ITEM
Election of Directors
•10 out of 11 Director nominees are independent.
•The Board of Directors is nominating five female directors, one Black director and one non-U.S. director out of a total of 11 directors.
•The tenure and experience of our directors is varied, which brings varying perspectives to our Board functionality.
The Board of Directors recommends a vote FOR the directors nominated for election.
See page 15 for further information

Director Nominees

		Director since			Trane Technologies Committees
Name/Occupation	Age		Independent	Other Current Public Boards	A	H	S	F	T	E
Kirk E. Arnold Executive in Residence of General Catalyst Former Chief Executive Officer, Data Intensity	63	2018	YES	•Ingersoll Rand Inc. •Thomson Reuters		M	M		M
Ann C. Berzin Former Chairman and CEO of Financial Guaranty Insurance Company	71	2001	YES	•Exelon Corporation	M			C		M
April Miller Boise Executive Vice President and Chief Legal Officer of Intel Corporation	54	2020	YES		M			M
Gary D. Forsee Former President of University of Missouri System and Former Chairman of the Board and Chief Executive Officer of Sprint Nextel Corporation	73	2007	YES	•Ingersoll Rand Inc.		M	C		M	M
Mark R. George Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation	56	2022	YES			M	M
John A. Hayes Chairman (through April 26, 2023) and Former President and CEO of Ball Corporation	57	2023	YES	•Kohler Co.		M	M
Linda P. Hudson Founder and Former Chairman and CEO of The Cardea Group and Former President and CEO of BAE Systems, Inc.	72	2015	YES	•Bank of America •TPI Composites, Inc.		M	M		M
Myles P. Lee Former Director and CEO of CRH plc	69	2015	YES		M			M
David S. Regnery Chair and Chief Executive Officer	60	2021	NO							C
Melissa N. Schaeffer Senior Vice President and Chief Financial Officer of Air Products and Chemicals, Inc.	43	2022	YES		M			M
John P. Surma Former Chairman and CEO of United States Steel Corporation	68	2013	YES	•Marathon Petroleum Corporation •MPLX LP (a publicly traded subsidiary of Marathon Petroleum Corporation) •Public Service Enterprise Group	C			M		M

A	Audit Committee	H	Human Resources and Compensation Committee (Chair to be selected)	S	Sustainability, Corporate Governance and Nominating Committee	C	Chair
F	Finance Committee	T	Technology and Innovation Committee (Chair to be selected)	E	Executive Committee	M	Member

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PROXY VOTING ROADMAP
Board Diversity
One of the three pillars of our 2030 Sustainability Commitments is Opportunity for All. We create new possibilities and a better world for our people and our communities. Oversight of our diversity and inclusion strategy begins with our Board of Directors. Our Human Resources and Compensation Committee regularly reviews diversity and inclusion and other human capital management matters. This commitment to diversity and inclusion extends to our Board of Directors. We know that diverse teams are more innovative and collaborative, capable of solving problems and best positioned to realize a better world for future generations. We believe that diversity of our Board contributes to our long-term strategy and business model.
The Company’s policy on Board diversity relates to the selection of nominees for the Board of Directors. In selecting a nominee for the Board, the Sustainability, Corporate Governance and Nominating Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Board intends to continue to select diverse candidates and considers gender diversity and racial and ethnic diversity in each board member search that it conducts. The Board of Directors is nominating five female directors (Ms. Arnold, Ms. Berzin, Ms. Miller Boise, Ms. Hudson and Ms. Schaeffer), one Black director (Ms. Miller Boise) and one international director who is an Irish citizen (Mr. Lee) out of a total of 11 directors. In addition, the tenure and experience of our directors is diverse, which brings varying perspectives to our Board functionality.

GENDER	RACE AND ETHNICITY	NATIONALITY	BOARD SIZE AND INDEPENDENCE

10 out of 11 Director Nominees are Independent

2023 Proxy Statement	9

PROXY VOTING ROADMAP
BOARD SKILLS AND EXPERIENCE

Financial Expert
Finance/Capital Allocation
Global Experience
Technology/Engineering
Marketing/Digital
Services
Human Resources/Compensation
IT/Cybersecurity/Data Management
Risk Management/Mitigation
ESG/Sustainability
Chair/CEO/Business Head
Industrial/Manufacturing
Academia/Education
Government/Public Policy
Financial Services
For more information regarding our diversity and inclusion strategy, goals and metrics for our Company generally, please see our ESG Report located on our website at www.tranetechnologies.com/ESG and our “Human Capital Management” disclosure in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

10

PROXY VOTING ROADMAP
Director Nomination Process
The Sustainability, Corporate Governance and Nominating Committee identifies individuals qualified to become directors and recommends the candidates for all directorships.

1	BOARD COMPOSITION ASSESSMENT

The Sustainability, Corporate Governance and Nominating Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board.

2	BOARD RECOMMENDATION

The Sustainability, Corporate Governance and Nominating Committee makes recommendations to the Board concerning the appropriate size and needs of the Board including recommendations based on reviews of diversity and the Board’s skill and experience matrix.

3	IDENTIFICATION OF CANDIDATES

The Sustainability, Corporate Governance and Nominating Committee, with the assistance of management, identifies candidates with the desired qualifications. The Board has used a third-party search firm for all searches conducted in the past six years and has included a diverse slate of candidates from a gender, racial and ethnic diversity perspective. The Board intends to continue to consider diverse candidates including from a gender diversity and racial and ethnic diversity perspective for each available board seat in each board member search that it conducts.
In considering candidates, the Sustainability, Corporate Governance and Nominating Committee will consider all factors it deems appropriate, including breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, and achievements and experience in matters affecting business and industry. The Sustainability, Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that at a minimum each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy-setting, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director.
Shareholders may recommend candidates for consideration for Board membership by sending recommendations to the Sustainability, Corporate Governance and Nominating Committee, in care of the Secretary of the Company. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Corporate Governance Highlights
The Company upholds the highest standards of corporate governance including:

•Substantial majority of independent director
nominees (10 of 11)
•Annual election of directors
•Majority vote for directors
•Lead Independent Director
•Board oversight of risk management
•Succession planning at all management levels,
including for Board Members and Chair and Chief Executive Officer

•Annual Board and committee self-assessments
•Executive sessions of non-management directors
•Continuing director education
•Meaningful executive and director stock ownership guidelines
•Board oversight of enterprise-wide sustainability program and strategy

2023 Proxy Statement	11

PROXY VOTING ROADMAP

ITEM
Advisory Vote on Frequency of Advisory Vote on Executive Compensation
•We are asking you to consider an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

The Board of Directors recommends a vote FOR “Every One Year”.
See page 23 for further information

ITEM
Advisory Approval of the Compensation of Our Named Executive Officers
•Our Human Resources and Compensation Committee has adopted executive compensation programs with a strong link between pay and achievement of short and long-term Company goals.
•Shareholders voted 92% in favor of the Company’s Advisory Approval of the Compensation of our Named Executive Officers (“NEOs”) at our 2022 Annual General Meeting.
The Board of Directors recommends a vote FOR this item.
See page 24 for further information

Executive Compensation Highlights
The Human Resources and Compensation Committee (the “Committee”) is guided by executive compensation principles that shape the executive compensation programs that the Committee adopts to execute on the Company’s strategies and goals.
Executive Compensation Principles
Our executive compensation programs are based on the following principles:

(i)	business strategy alignment	(iii)	shareholder alignment	(v)	internal parity

(ii)	pay for performance	(iv)	mix of short and long-term incentives	(vi)	market competitiveness
Executive Compensation Program Overview
The Committee has adopted executive compensation programs with a strong link between pay and performance and the achievement of short-term and long-term Company goals. The primary components of the executive compensation programs are base salary, Annual Incentive Matrix (“AIM”) and long-term incentives (“LTI”). The Committee places significant emphasis on variable compensation (AIM and LTI) so that a substantial percentage of the five NEOs’ target total direct compensation (“TDC”) is contingent on the successful achievement of the Company’s short-term and long-term performance goals.
Pay for Performance
A strong pay for performance culture is paramount to our success and encourages behavior that promotes long-term value creation for our shareholders. Accordingly, each executive’s TDC is strongly tied to Company, business and individual performance against set goals. Within our AIM Program, Company and business performance are measured against pre-established financial, operational and strategic objectives, and modified by an Environmental, Social and Governance (“ESG”) goal, which are all set by the Committee. Individual performance is measured against pre-established individual goals, inclusive of a personal sustainability commitment, as well as demonstrated leadership competencies and behaviors consistent with our leadership principles. Additionally, a portion of the executive’s LTI award is earned based on Company cash flow return on invested capital (“CROIC”) and total shareholder return (“TSR”) relative to companies in the Standard & Poor’s (“S&P”) 500 Industrials Index. In 2022, greater than 89% of our Chair and Chief Executive Officer’s TDC was performance-based and 76% of our other NEOs’ average TDC was performance-based compensation, which is dependent on our Company’s performance.

12

PROXY VOTING ROADMAP
2022 Executive Compensation
The table below shows the 2022 compensation for our Chief Executive Officer (“CEO”) and other Named Executive Officers (“NEOs”), as required to be reported in the Summary Compensation Table pursuant to U.S. Securities and Exchange Commission (“SEC”) rules. Please see the notes accompanying the Summary Compensation Table for further information.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D. S. Regnery Chair and Chief Executive Officer	2022	1,237,500	—	6,082,088	2,000,006	3,029,377	—	421,224	12,770,195
C. J. Kuehn Executive Vice President and Chief Financial Officer	2022	762,500	—	1,900,662	625,024	1,252,143	—	172,830	4,713,159
P. A. Camuti Executive Vice President and Chief Technology and Sustainability Officer	2022	633,750	—	1,140,634	375,015	799,021	—	103,565	3,051,985
E. M. Turtz Senior Vice President and General Counsel	2022	593,750	—	1,064,548	350,035	616,891	—	91,407	2,716,631
R. D. Pittard Executive Vice President Supply Chain, Engineering and Information Technology	2022	581,875	—	579,764	196,893	711,903	—	104,907	2,175,342
See the “Compensation Discussion and Analysis” section for more information about our Committee’s executive compensation principles, the programs the Committee has adopted and the decisions the Committee made during 2022.

2023 Proxy Statement	13

PROXY VOTING ROADMAP

ITEM
Approval of Appointment of
Independent Auditors
•The Audit Committee engages in an annual evaluation of the qualifications, performance and independence of PricewaterhouseCoopers LLP (“PwC”).
•Both by virtue of its familiarity with the Company’s affairs and its professional competencies and resources, PwC is considered best qualified to perform this important function.
•The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditor is in the best interests of the Company and its investors.
The Board of Directors recommends a vote FOR this item.
See page 24 for further information

ITEM
Renewal of the Directors’ Existing Authority to Issue Shares
•The Board of Directors’ authority to issue shares under Irish law is fundamental to our business.
•Granting the Board this authority is a routine matter for public companies incorporated in Ireland.
The Board of Directors recommends a vote FOR this item.

See page 26 for further information

ITEM
Renewal of the Directors’ Existing Authority to Issue Shares for Cash without First Offering Shares to Existing Shareholders
•The Board of Directors’ authority to issue shares for cash without first offering shares to existing shareholders is fundamental to our business.
•Granting the Board this authority is a routine matter for public companies incorporated in Ireland.
•As required under Irish law, this proposal requires the affirmative vote of at least 75% of the votes cast.
The Board of Directors recommends a vote FOR this item.
See page 27 for further information

ITEM
Determine the Price at which the Company Can Reallot Shares Held as Treasury Shares
•From time to time the Company may acquire ordinary shares and hold them as treasury shares.
•The Company may reallot such treasury shares, and under Irish law, our shareholders must authorize the price range at which we may reallot shares held in treasury.
•As required under Irish law, this proposal requires the affirmative vote of at least 75% of the votes cast.
The Board of Directors recommends a vote FOR this item.

See page 28 for further information

14

Proposals Requiring Your Vote
In this Proxy Statement, “Trane Technologies,” the “Company,” “we,” “us” and “our” refer to Trane Technologies plc, an Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed to shareholders of record as of April 6, 2023 (the “Record Date”) on or about April 21, 2023.

ITEM
Election of Directors
The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Each director of the Company is being nominated for election for a one-year term beginning at the end of the 2023 Annual General Meeting of Shareholders to be held on June 1, 2023 (the “Annual General Meeting”) and expiring at the end of the 2024 Annual General Meeting of Shareholders. Under our Articles of Association, if a director is not re-elected in a director election, the director shall retire at the close or adjournment of the Annual General Meeting. Our Corporate Governance Guidelines provide for the retirement of directors after reaching the retirement age of 75. In 2022, an exception was made to allow Mr. Bruton and Mr. White to remain members of the Board of Directors to provide continuity after the Company’s CEO succession. They, along with Mr. Cohon, who turned age 75 prior to the 2023 Annual General Meeting, are retiring at the 2023 Annual General Meeting in accordance with our Corporate Governance Guidelines.
The Board of Directors recommends a vote FOR the directors nominated for election listed below.

Nominees for Director

Kirk E. Arnold Independent Director Age 63 Director since 2018 Committees Human Resources and Compensation Sustainability, Corporate Governance and Nominating Technology and Innovation
Principal Occupation
•Executive in Residence of General Catalyst, a venture capital firm backing entrepreneurs, from September 2018 to Present.
•Chief Executive Officer of Data Intensity from 2013 to 2017.

	Current Public Directorships •Ingersoll Rand Inc. (IR) •Thomson Reuters (TRI)	Public Directorships Held in the Past Five Years •None

Other Activities •Director of The Predictive Index •Director of Baypath University •Director of UP Education Network •Director of HousecallPro

Skills and Experience

Nominee Highlights
Ms. Arnold’s vast experience in technology and service leadership brings critical insight into the Company’s operations, digital analytics and technologies. Ms. Arnold has served in executive positions throughout the technology industry including as COO at Avid, a technology provider to the media industry, and CEO and President of Keane, Inc., then a publicly traded billion-dollar global services provider. Ms. Arnold has also held senior leadership roles at Computer Sciences Corporation, Fidelity Investments and IBM. Ms. Arnold’s active participation in the technology and business community provides the Company ongoing insight into digital marketing and technology related issues.

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PROPOSALS REQUIRING YOUR VOTE

Ann C. Berzin Independent Director Age 71 Director since 2001 Committees Audit Finance (Chair) Executive
Principal Occupation
•Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (insurer of municipal bonds and structured finance obligations), a subsidiary of General Electric Capital Corporation, from 1992 to 2001.

	Current Public Directorships •Exelon Corporation	Public Directorships Held in the Past Five Years •None

Other Activities •Member of University of Chicago College Advisory Council •Director of Baltimore Gas & Electric Company

Skills and Experience

Nominee Highlights
Ms. Berzin’s extensive experience in finance at a global diversified industrial firm and her expertise in complex investment and financial products and services bring critical insight to the Company’s financial affairs, including its borrowings, capitalization and liquidity. In addition, Ms. Berzin’s relationships across the global financial community strengthen the Company’s access to capital markets. Her board memberships provide deep understanding of trends in the energy sector, which presents ongoing opportunities and challenges for the Company.

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PROPOSALS REQUIRING YOUR VOTE

April Miller Boise Independent Director Age 54 Director since 2020 Committees Audit Finance
Principal Occupation
•Executive Vice President and Chief Legal Officer of Intel Corporation from July 2022 to Present.
•Executive Vice President and Chief Legal Officer of Eaton Corporation plc from
January 2020 to June 2022.
•Senior Vice President, General Counsel / Chief Legal Officer of Meritor, Inc. from
August 2016 to December 2019.

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •Federal Home Loan Bank, Cincinnati

Other Activities •Trustee, Cleveland Clinic •Director, City Club of Cleveland •Trustee, George W. Codrington Charitable Foundation •Trustee, Assembly for the Arts •Trustee, College Now Greater Cleveland

Skills and Experience

Nominee Highlights
Ms. Miller Boise adds valuable perspective as we execute our climate-focused strategy and expand our global leadership in sustainability. She brings extensive experience in business strategy, strategic transactions and international growth, in addition to her deep background in corporate governance and inclusive talent management. In particular, Ms. Miller Boise’s experience working with companies in relevant industries across the global manufacturing arena including semiconductors, automotive, electrical products and services and commercial transportation, brings relevant insight regarding the manufacturing industry and dynamic end markets around the world.

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PROPOSALS REQUIRING YOUR VOTE

Gary D. Forsee Lead Independent Director Age 73 Director since 2007 Committees Human Resources and Compensation Sustainability, Corporate Governance and Nominating (Chair) Executive Technology and Innovation
Principal Occupation
•President, University of Missouri System from 2007 to 2011.
•Chairman of the Board (from 2006 to 2007) and Chief Executive Officer (from 2005 to 2007) of Sprint Nextel Corporation (a telecommunications company).

	Current Public Directorships •Ingersoll Rand Inc. (IR)	Public Directorships Held in the Past Five Years •DST Systems Inc. •Evergy, Inc.

Other Activities •Director, Kansas City Police Foundation

Skills and Experience

Nominee Highlights
In addition to his broad operational and financial expertise, Mr. Forsee’s experience as chairman and chief executive officer with one of the largest U.S. firms in the global telecommunications industry offers a deep understanding of the challenges and opportunities within markets experiencing significant technology-driven change. His role as president of a major university system provides insight into the Company’s talent development initiatives, which remain a critical enabler of the Company’s long-term success. Mr. Forsee’s experience serving on the board of an energy services utility also benefits the Company as it seeks to achieve more energy-efficient operations and customer solutions.

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PROPOSALS REQUIRING YOUR VOTE

Mark R. George Independent Director Age 56 Director since 2022 Committees Human Resources and Compensation Sustainability, Corporate Governance and Nominating
Principal Occupation
•Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation from 2019 to Present.
•Vice President and Chief Financial Officer of Carrier Global Corporation (a United Technologies Corporation business) in 2019.
•Vice President and Chief Financial Officer of Otis Worldwide Corporation (a United Technologies Corporation business) from 2015 to 2019.

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •None

Other Activities •None

Skills and Experience

Nominee Highlights
Mr. George brings 33 years of diverse and international financial management and leadership experience to our Company. He has deep experience in business development, joint venture partnerships, board of director interactions, as well as investor communications/interface. During his tenure with Raytheon Technologies Corporation, formerly United Technologies Corporation (“UTC”), Mr. George held positions of increasing responsibility in finance, treasury, planning and analysis and information technology for several of UTC’s former businesses in the United States and Asia, including as vice president finance and chief financial officer at Otis Worldwide Corporation and Carrier Global Corporation. The Company will benefit from Mr. George’s industry and global insights, which contribute to the Company’s achieving continued financial success, meeting our business goals, and furthering our sustainable climate initiatives.

John A. Hayes Independent Director Age 57 Director since 2023 Committees Human Resources and Compensation Sustainability, Corporate Governance and Nominating	Principal Occupation •Chairman, Ball Corporation (from 2013 to April 26, 2023) and Chief Executive Officer (from 2011 to 2022).

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •None

Other Activities •Director, Kohler Co. •Operating Advisor, Clayton, Dubilier & Rice

Skills and Experience

Nominee Highlights
Mr. Hayes brings more than 30 years of leadership experience in global, industrial markets. He is retiring effective April 26, 2023 from his role as chairman of Ball Corporation, a supplier of aluminum packaging solutions as well as aerospace and other technologies and services. He has served as chairman since 2013 and chief executive officer from 2011 to April 2022. During his tenure as CEO, he led multiple acquisitions and strategic transactions as the corporation’s revenues doubled and its market capitalization increased sixfold. The Company will benefit from Mr. Hayes’s significant experience leading a global corporation.

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PROPOSALS REQUIRING YOUR VOTE

Linda P. Hudson Independent Director Age 72 Director since 2015 Committees Human Resources and Compensation Sustainability, Corporate Governance and Nominating Technology and Innovation
Principal Occupation
•Founder and Former Chairman and Chief Executive Officer of The Cardea Group, a business management consulting firm she founded in 2014 and sold in 2020.
•Former President and Chief Executive Officer of BAE Systems, Inc. from 2009 to 2014.

	Current Directorships •Bank of America Corporation (BAC) •TPI Composites, Inc. (TPIC)	Public Directorships Held in the Past Five Years •The Southern Company

Other Activities •Director, University of Florida Foundation Inc. •Director, University of Florida Engineering Leadership Institute

Skills and Experience

Nominee Highlights
Ms. Hudson’s prior role as President and CEO of BAE Systems and her extensive experience in the defense and engineering sectors provide the Company with strong operational insight and understanding of matters crucial to the Company’s business. Prior to becoming CEO of BAE Systems, Ms. Hudson was president of BAE Systems’ Land & Armaments operating group, the world’s largest military vehicle and equipment business. A member of the National Academy of Engineering, Ms. Hudson is a recognized authority on industrial, manufacturing and operational systems. In addition, Ms. Hudson has broad experience in strategic planning and risk management in complex business environments.

Myles P. Lee Independent Director Age 69 Director since 2015 Committees Audit Finance	Principal Occupation •Director (from 2003 to 2013) and Chief Executive Officer (from 2009 to 2013) of CRH plc.

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •Babcock International Group plc •UDG Healthcare plc
Other Activities •Director, St. Vincent’s Healthcare Group Limited

Skills and Experience

Nominee Highlights
Mr. Lee’s experience as the former head of the largest public or private company in Ireland provides strategic and practical judgment to critical elements of the Company’s growth and productivity strategies, expertise in Irish governance matters and significant insight into the building and construction sector. In addition, Mr. Lee’s previous service as Finance Director and General Manager of Finance of CRH plc and in a professional accountancy practice provides valuable financial expertise to the Company.

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PROPOSALS REQUIRING YOUR VOTE

David S. Regnery Chair and Chief Executive Officer Age 60 Director since 2021 Committees Executive (Chair)	Principal Occupation •Chair of the Board of Directors since January 1, 2022. •Chief Executive Officer of the Company since July 1, 2021.

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •None

Other Activities •Member, Alliance of CEO Climate Leaders for the World Economic Forum

Skills and Experience

Nominee Highlights
Mr. Regnery has been with the Company for his entire career. He was appointed CEO in July 2021 and named chair of the Company’s board of directors in January 2022. Previously, Mr. Regnery served as the Company’s president and chief operating officer, with direct responsibility for its three regional reportable segments and full portfolio of businesses, as well as mission-critical company operations including supply chain, engineering and information technology. Throughout his tenure, Mr. Regnery has led the majority of the Company’s businesses around the world, including Commercial HVAC and Transport Refrigeration. As president of the Commercial HVAC business, Mr. Regnery led the launch of the Company’s successful EcoWise™ portfolio of products, designed to lower environmental impact through high efficiency operation and low-GWP refrigerants. Under Mr. Regnery’s leadership, Trane Technologies has sharpened its strategy as an industry leader in climate solutions with a singular purpose – to boldly challenge what’s possible for a sustainable world.

Melissa N. Schaeffer Independent Director Age 43 Director since 2022 Committees Audit Finance
Principal Occupation
•Senior Vice President and Chief Financial Officer of Air Products and Chemicals, Inc. (2021 to present), Senior Vice President, Finance and Global Engineering, Americas, Middle East & India (2020 to 2021) and Vice President and Chief Audit Executive (2016 to 2020) of Air Products and Chemicals, Inc.

	Current Public Directorships •None	Public Directorships Held in the Past Five Years •None

Other Activities •None

Skills and Experience

Nominee Highlights
Ms. Schaeffer has been a finance leader in the industrial sector for more than 20 years. She has deep international, M&A and audit/risk management experience. Over her career, she has held positions in global finance, compliance, accounting and risk management. In her current role, she is responsible for controller, accounting, treasury, tax, audit, investor relations and shared business functions. Ms. Schaeffer’s leadership skills and international business experience are of great value for the Company’s global financial, risk management and sustainability strategies.

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PROPOSALS REQUIRING YOUR VOTE

John P. Surma Independent Director Age 68 Director since 2013 Committees Audit (Chair) Finance Executive	Principal Occupation •Chairman (from 2006 to 2013) and Chief Executive Officer (from 2004 to 2013) of United States Steel Corporation (a steel manufacturing company).

	Current Public Directorships •Marathon Petroleum Corporation (MPC) •MPLX LP (a publicly traded subsidiary of Marathon Petroleum Corporation)* (MPLX) •Public Service Enterprise Group (PEG)	Public Directorships Held in the Past Five Years •Concho Resources Inc.

*   MPLX GP LLC is a Master Limited Partnership and is a consolidated subsidiary of Marathon Petroleum Corporation, which holds >50% of its voting units. We view Mr. Surma’s service on the MPLX board as an extension of his service on the Marathon Petroleum Corporation board for purposes of assessing the level of outside public board commitments.

Other Activities
•Chair and Director, University of Pittsburgh Medical Center
•Former Director and Chair, Federal Reserve Bank of Cleveland
•Former Director and Former Chair, National Safety Council
•Member Emeritus and Former Chair, Allegheny County Parks Foundation

Skills and Experience

Nominee Highlights
Mr. Surma’s experience as the former chairman and chief executive officer of a large industrial company provides significant and direct expertise across all aspects of the Company’s operational and financial affairs. In particular, Mr. Surma’s financial experience, having previously served as the chief financial officer of United States Steel Corporation and as a partner of the audit firm PricewaterhouseCoopers LLP, provides the Board with valuable insight into financial reporting and accounting oversight of a public company. Mr. Surma’s board memberships and other activities provide the Board an understanding of developments in the energy sector as the Company seeks to develop more energy-efficient operations and insight into national and international business and trade policy that could impact the Company.

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PROPOSALS REQUIRING YOUR VOTE

ITEM	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	The Board of Directors recommends a vote FOR an annual advisory vote on executive compensation

The Company is presenting the following proposal, which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a “Say-on-Pay” proposal, consistent with Item 3 below, in our Proxy Statement. Under the following proposal, shareholders may vote to have the “Say-on-Pay” vote every year, every two years or every three years. This proposal is required to be provided to shareholders once every six years pursuant to Section 14A of the Securities Exchange Act of 1934. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
“RESOLVED, that the shareholders wish the Company to include an advisory vote on compensation of the Company’s Named Executive Officers pursuant to Section 14A of the Securities Exchange Act every:
•one year
•two years; or
•three years.”
The Company believes that “Say-on-Pay” votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Human Resources and Compensation Committee of the Board of Directors, which administers the Company’s executive compensation program, values the opinions expressed by the Company’s shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.
The Board of Directors recommends that shareholders vote to hold “Say-on-Pay” votes EVERY ONE YEAR (as opposed to every two years or every three years).

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PROPOSALS REQUIRING YOUR VOTE

ITEM	Advisory Approval of the Compensation of Our Named Executive Officers
The Board of Directors recommends a vote FOR advisory approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the related disclosure contained in this Proxy Statement.

The Company is presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for NEOs by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s NEOs, as disclosed in the “Compensation Discussion and Analysis”, the compensation tables, and the related disclosure contained in the Company’s Proxy Statement.”
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature. At our 2022 Annual General Meeting, shareholders voted 92% in favor of the Company’s Advisory Approval of the Compensation of the Company’s NEOs.
In considering your vote, please be advised that our compensation program for NEOs is guided by our design principles, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement:

(i)	business strategy alignment	(iii)	shareholder alignment	(v)	internal parity

(ii)	pay for performance	(iv)	mix of short and long-term incentives	(vi)	market competitiveness
By following these design principles, we believe that our compensation program for NEOs is strongly aligned with the long-term interests of our shareholders.

ITEM	Approval of Appointment of Independent Auditors
The Board of Directors recommends a vote FOR the proposal to approve the appointment of PwC as independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements and internal controls over financial reporting. In executing its responsibilities, the Audit Committee engages in an annual evaluation of the qualifications, performance and independence of PricewaterhouseCoopers LLP (“PwC”). In assessing independence, the Committee reviews the fees paid, including those related to non-audit services. The Audit Committee has sole authority to approve all engagement fees to be paid to PwC. The Audit Committee regularly meets with the lead audit partner without members of management present, and in executive session with only the Audit Committee members present, which provides the opportunity for continuous assessment of the firm’s effectiveness and independence and for consideration of rotating audit firms.
In addition, as part of its normal cadence, the Audit Committee considers whether there should be a regular rotation of the independent auditors. The Audit Committee ensures that the mandated rotation of PwC’s lead engagement partner occurs routinely, and the Audit Committee and its Chairman are directly involved in the selection of PwC’s lead engagement partner.
The Audit Committee has recommended that shareholders approve the appointment of PwC as our independent auditors for the fiscal year ending December 31, 2023 and authorize the Audit Committee of our Board of Directors to set the independent auditors’ remuneration.
PwC has been acting continuously as our independent auditors for over one hundred years and, both by virtue of its familiarity with the Company’s affairs and its professional competencies and resources, is considered best qualified to perform this important function. The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditors is in the best interests of the Company and its investors.
Representatives of PwC will be present at the Annual General Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

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PROPOSALS REQUIRING YOUR VOTE
Audit Committee Report
While management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls, the Audit Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board of Directors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee monitors those processes. In this context, the Audit Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.
In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC the auditors’ independence from the Company and its management in connection with the matters stated therein. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“2022 Form 10-K”), for filing with the Securities and Exchange Commission (the “SEC”). The Audit Committee has selected PwC, subject to shareholder approval, as the Company’s independent auditors for the fiscal year ending December 31, 2023.
AUDIT COMMITTEE

John P. Surma (Chair) Ann C. Berzin April Miller Boise	John Bruton Myles P. Lee Melissa N. Schaeffer

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PROPOSALS REQUIRING YOUR VOTE
Fees of the Independent Auditors
The following table shows the fees paid or accrued by the Company for audit and other services provided by PwC for the fiscal years ended December 31, 2022 and 2021:

	2022 ($)	2021 ($)
Audit Fees(a)	9,930,000	9,545,000
Audit-Related Fees(b)	332,000	77,000
Tax Fees(c)	1,707,000	1,835,000
All Other Fees(d)	16,000	14,000
Total	11,985,000	11,471,000
(a)Audit Fees for the fiscal years ended December 31, 2022 and 2021, respectively, were for professional services rendered for the audits of the Company’s annual consolidated financial statements and its internal controls over financial reporting, including quarterly reviews, statutory audits, issuance of consents and review of documents filed with the SEC.
(b)Audit-Related Fees for the fiscal year ended December 31, 2022 consist of assurance services that are related to performing the audit and review of certain financial statements including employee benefit plan audits and Service Organization Control 2 (“SOC 2”) readiness pre-assessment and attestation reporting. Audit-Related Fees for the fiscal year ended December 31, 2021 consist of assurance services that are related to performing the audit and review of certain financial statements including employee benefit plan audits.
(c)Tax Fees for the fiscal years ended December 31, 2022 and 2021, respectively, include consulting and compliance services in the U.S. and non-U.S. locations.
(d)All Other Fees for the fiscal years ended December 31, 2022 and 2021 include license fees for accounting and tax research tools and other software licenses.
The Audit Committee has adopted policies and procedures which require that the Audit Committee pre-approve all non-audit services that may be provided to the Company by its independent auditors. The policy: (i) provides for pre-approval of an annual budget for each type of service; (ii) requires Audit Committee approval of specific projects if not included in the approved budget; and (iii) requires Audit Committee approval if the forecast of expenditures exceeds the approved budget on any type of service. The Audit Committee pre-approved all of the services described under Audit-Related Fees, Tax Fees and All Other Fees. The Audit Committee has determined that the provision of all such non-audit services is compatible with maintaining the independence of PwC.

ITEM	Renewal of the Directors’ Existing Authority to Issue Shares	The Board of Directors recommends that you vote FOR renewing the Directors’ authority to issue shares.

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the Company’s authorized but unissued share capital. Our shareholders provided the Directors with this authorization at our 2022 Annual General Meeting on June 2, 2022 for a period of 18 months. Because this share authorization period will expire in December 2023, we are presenting this proposal to renew the Directors’ authority to issue our authorized shares on the terms set forth below.
We are seeking approval to authorize our Board of Directors to issue up to 20% of our issued ordinary share capital as of April 6, 2023 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from the passing of this resolution, unless renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including in connection with our equity compensation plans (where required) and, if applicable, funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board of Directors the authority to issue shares that are already authorized under our articles of association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other non-Irish companies listed on the NYSE with whom we compete. Renewal of the Directors’ existing authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.

26

PROPOSALS REQUIRING YOUR VOTE
As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.
The text of this resolution is as follows:
“That the Directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 6, 2023 (the latest practicable date before this Proxy Statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

ITEM	Renewal of the Directors’ Existing Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders	The Board of Directors recommends that you vote FOR renewing the Directors’ authority to issue shares for cash without first offering shares to existing shareholders.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Our shareholders provided the Directors with this authorization at our 2022 Annual General Meeting on June 2, 2022 for a period of 18 months. Because this share authorization period will expire in December 2023, we are presenting this proposal to renew the Directors’ authority to opt-out of the pre-emption right on the terms set forth below.
We are seeking approval to authorize our Board of Directors to opt out of the statutory pre-emption rights provision in the event of (1) the issuance of shares for cash in connection with any rights issue and (2) any other issuance of shares for cash, if the issuance is limited to up to 20% of our issued ordinary share capital as of April 6, 2023 (the latest practicable date before this Proxy Statement), for a period expiring 18 months from the passing of this resolution, unless renewed, varied or revoked.
Granting the Board of Directors this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Item 5, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board of Directors the authority to issue shares in the manner already permitted under our articles of association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could undermine the operation of our compensation plans and cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other non-Irish companies listed on the NYSE with whom we compete. Renewal of the Directors’ existing authorization to opt out of the statutory pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast.
The text of the resolution in respect of this proposal is as follows:
“As a special resolution, that, subject to the passing of the resolution in respect of Item 5 as set out above and with effect from the passing of this resolution, the Directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Item 6 as if subsection (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:
a.the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

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PROPOSALS REQUIRING YOUR VOTE
b.the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 6, 2023 (the latest practicable date before this Proxy Statement)) and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

ITEM	Determine the Price at which the Company Can Reallot Shares Held as Treasury Shares	The Board of Directors recommends that shareholders vote FOR the proposal to determine the price at which the Company can re-allot shares held as treasury shares.

Our open-market share repurchases (redemptions) and other share buyback activities may result in ordinary shares being acquired and held by the Company as treasury shares. We may reissue treasury shares that we acquire through our various share buyback activities including in connection with our executive compensation program and our director programs.
Under Irish law, our shareholders must authorize the price range at which we may reallot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the NYSE the day preceding the day on which the relevant share is reallotted. Under Irish law, this authorization expires 18 months after its passing unless renewed.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be reallotted are 95% and 120%, respectively, of the closing market price of the ordinary shares on the NYSE the day preceding the day on which the relevant share is re-issued, except as described below with respect to obligations under employee share schemes, which may be at a minimum price of nominal value. Any reallotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.
As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast.
The text of the resolution in respect of this proposal is as follows:
“As a special resolution, that the reallotment price range at which any treasury shares held by the Company may be reallotted shall be as follows:
a.the maximum price at which such treasury share may be re-allotted shall be an amount equal to 120% of the “market price”; and
b.the minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and
c.for the purposes of this resolution, the “market price” shall mean the closing market price of the ordinary shares on the NYSE the day preceding the day on which the relevant share is re-allotted.
FURTHER, that this authority to re-allot treasury shares shall expire at 18 months from the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Sections 109 and 1078 of the Companies Act 2014.”

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Corporate Governance
Corporate Governance Guidelines
Our Corporate Governance Guidelines, together with the charters of the various Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Guidelines and practices. A copy of our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.tranetechnologies.com under the heading “About Us – Corporate Governance.”
Role of the Board of Directors
The Company’s business is managed under the direction of the Board of Directors. The Board delegates to the Chief Executive Officer, and through that individual to other senior management, the authority and responsibility for managing the Company’s business. The role of the Board of Directors is to oversee the management and governance of the Company and monitor senior management’s performance.
Board Responsibilities
Among the Board of Directors’ core responsibilities are:
•Select individuals for Board membership and evaluate the performance of the Board, Board committees and individual directors;
•Select, monitor, evaluate and compensate senior management;
•Assure that management succession planning is adequate;
•Review and approve significant corporate actions;
•Review and monitor implementation of management’s strategic plans;
•Review and approve the Company’s annual operating plans and budgets;
•Monitor corporate performance and evaluate results compared to the strategic plans and other long-range goals;
•Review the Company’s financial controls and reporting systems;
•Review and approve the Company’s financial statements and financial reporting;
•Review the Company’s ethical standards and legal compliance programs and procedures;
•Oversee the Company’s management of enterprise risk; and
•Monitor relations with shareholders, employees and the communities in which the Company operates.
Board Leadership Structure
The positions of Chair of the Board and CEO at the Company are held by the same person, except in unusual circumstances, such as during a CEO transition. This policy has worked well for the Company. It is the Board of Directors’ view that the Company’s corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chair and CEO position.
In addition, the Board of Directors has a strong Lead Independent Director and it believes this role adequately addresses the need for independent leadership and an organizational structure for the independent directors. The Board of Directors appoints a Lead Independent Director from among the Board’s independent directors. The Lead Independent Director coordinates the activities of all of the Board’s independent directors working with the Chair and CEO. The Lead Independent Director is the principal liaison with the CEO and ensures that the Board of Directors has an open, trustful relationship with the Company’s senior management team. In addition to the duties of all directors, as set forth in the Company’s Governance Guidelines, the specific responsibilities of the Lead Independent Director are as follows:
•Chair meetings of the independent directors;
•Ensure full participation and engagement of all Board members in deliberations;

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•Lead the Board of Directors in all deliberations involving the CEO’s employment, including hiring, contract negotiations, performance evaluations and separation;
•Engage and counsel the Chair and CEO on issues of interest/concern to directors, including majority and minority viewpoints, and encourage all directors to engage the Chair and CEO with their interests and concerns;
•Work with the Chair and CEO to develop an appropriate schedule of Board meetings and approve such schedule, to ensure that the directors have sufficient time for discussion of all agenda items, while not interfering with the flow of Company operations;
•Set the agendas for Board meetings in collaboration with the Chair and CEO;
•Plan the agendas and chair executive sessions of the Board’s independent directors;
•Act as the primary liaison between the directors and the Chair and CEO;
•Provide advice and counsel to the Chair and CEO;
•Keep abreast of key Company activities and advise the Chair and CEO as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Independent Director will approve information provided to the Board and may specifically request the inclusion of certain material;
•Engage consultants who report directly to the Board and assist in recommending consultants that work directly for Board Committees;
•Work in conjunction with the Sustainability, Corporate Governance and Nominating Committee in compliance with Committee processes to interview director candidates and make recommendations to the Board;
•Provide oversight and act as a liaison between management and the Board with respect to succession of the CEO and lead the Board in an annual review of Board and CEO succession plans;
•Assist the Board and Company officers in assuring compliance with and implementation of the Company’s Governance Guidelines;
•Work in conjunction with the Sustainability, Corporate Governance and Nominating Committee to identify for appointment the members of the various Board Committees, as well as selection of the Committee chairs;
•Be available for consultation and direct communication with major shareholders coordinating with the Chair and CEO;
•Make a commitment to serve in the role of Lead Independent Director for a minimum of three years; and
•Help set the tone and uphold the highest standards of ethics and integrity and encourage that throughout the Company.
Mr. Forsee has been the Company’s Lead Independent Director since the 2021 Annual General Meeting.

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CORPORATE GOVERNANCE
Board Risk Oversight
The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board of Directors has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions.

BOARD OF DIRECTORS

•The Board of Directors focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management.
•The full Board has oversight of strategic Human Capital Management risks and opportunities including succession planning, diversity and inclusion, employee engagement, employee health and safety and development.
•The Board regularly receives reports from each Committee as to risk oversight within its areas of responsibility.

BOARD COMMITTEES

Audit Committee
•Oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting, as well as the Company’s compliance with legal and regulatory requirements.
•Oversees the Company’s internal audit function.
•Oversees the Company’s cybersecurity programs and risks, including Board level oversight for management’s actions with respect to:
(1)the practices, procedures and controls to identify, assess and manage its key cybersecurity programs and risks;
(2)the protection, confidentiality, integrity and availability of the Company’s digital information, intellectual property and compliance-protected data through the associated networks as it relates to connected networks, suppliers, employees and channel partners; and
(3)the protection and privacy of data related to our customers.
•Discusses with management and the independent auditors the Company’s policies with respect to risk assessment and risk management, including the review and approval of a risk-based audit plan.

Human Resources and Compensation Committee
•Considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.
Sustainability, Corporate Governance and Nominating Committee
•Oversees risks associated with Board succession, conflicts of interest, corporate governance and sustainability.
•Oversees risks associated with the Company’s performance against its sustainability and ESG objectives, including the impacts of climate change.
Finance Committee
•Oversees risks associated with foreign exchange, insurance, liquidity, credit and debt.

MANAGEMENT

•Identification, assessment and management of risks through the Company’s Enterprise Risk Intelligence program and Committee.
•The Enterprise Risk Intelligence program and Committee are responsible for identifying and managing strategic risks within the Company’s risk appetite and providing reasonable assurance regarding the achievement of these objectives.
•Risks are prioritized based upon potential impact, likelihood and vulnerability; an owner is assigned to each risk area to develop a risk mitigation strategy; and key risk indicators are utilized to track progress against these objectives. The risk universe is reviewed regularly to ensure the Company is addressing any potential changes in the risk landscape.
•The Company has appointed the Chief Financial Officer (“CFO”) as its Chief Risk Officer, and in that role, the Chief Risk Officer periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in the Company’s risk management and mitigation strategies or in the Board’s oversight of these. The Chief Risk Officer also reports on specific risks and risk mitigation action plans, including risk indicators to track progress.

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SPOTLIGHT: RISK OVERSIGHT

Business Strategy
One of the primary responsibilities of the Board of Directors is to review and monitor implementation of management’s strategic plans. Our Directors have deep experience and expertise in strategic planning and execution and use their experience to engage in active dialogue with management. The Board of Directors evaluates strategic plans through regular discussions as part of Board meetings and during strategic planning sessions dedicated to these topics.

Environmental, Social and Governance Matters
The Sustainability, Corporate Governance and Nominating Committee of our Board of Directors oversees risks associated with corporate governance and sustainability, including the development and implementation of policies relating to Environmental, Social and Governance (“ESG”) issues. The Sustainability, Corporate Governance and Nominating Committee monitors the Company’s performance against its sustainability and ESG objectives including the impacts of climate change. The Sustainability, Corporate Governance and Nominating Committee also evaluates social and environmental trends and issues in connection with the Company’s business activities and makes recommendations to the Board regarding those trends and issues.
The Technology and Innovation Committee assists the Board in its oversight of the Company’s responses to certain environmental matters including climate change, greenhouse gas emissions, energy-efficient and low-emissions products and product life cycle and materials, and supports as needed, the Sustainability, Corporate Governance and Nominating Committee in its review of environmental and sustainability practices.

Human Resources and Compensation
As part of its oversight of the Company’s executive compensation program, the Human Resources and Compensation Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
The Human Resources and Compensation Committee reviews and discusses with the Sustainability, Corporate Governance and Nominating Committee and the Audit Committee, as appropriate, the Company’s “Human Capital Management” disclosure in the Company’s Annual Report on Form 10-K. The Human Resources and Compensation Committee also sets, reviews and approves annual ESG factors for purposes of the Company’s Annual Incentive Matrix. The Human Resources and Compensation Committee also reviews at least annually and discusses with management key human resource management initiatives related to leadership talent recruitment, retention, diversity and inclusion, pay equity and hourly wages.

Cybersecurity
Our cybersecurity strategy is overseen by the Audit Committee of our Board of Directors and directed by our Executive Vice President, Supply Chain, Engineering and Information Technology. Our cybersecurity strategy, programs and policies are designed to protect the Company’s most important information and technology assets from an ever-evolving landscape of threats. Our Audit Committee:
•Maintains appropriate oversight of the Company’s IT cybersecurity governance, strategy and compliance
•Oversees management’s implementation of cybersecurity programs and risk policies and procedures and oversees management’s actions to ensure their effectiveness in maintaining the integrity of the Company’s electronic systems and facilities.
•Oversees the Company’s efforts to comply with regulatory requirements relating to cybersecurity matters, including but not limited to the implementation of any remediation or other measures in response to regulatory findings.
Senior management briefs the Audit Committee regarding cybersecurity at least three times per year and reports to the Board on a regular basis. We have cybersecurity insurance and we regularly review our policy and levels of coverage based on current risks. All salaried employees complete an annual cybersecurity training program, where specific threats and scenarios are highlighted, based on our analysis of current risks to the organization.
The Technology and Innovation Committee supports, as requested, the Audit Committee in its review of the Company’s information technology and cybersecurity policies and practices.

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CORPORATE GOVERNANCE
Director Compensation and Share Ownership
It is the policy of the Board of Directors that directors’ fees be the sole compensation received from the Company by any non-employee director. The Company has a share ownership requirement of five times the annual cash retainer paid to the directors. A director cannot sell any shares of Company stock until they attain such level of ownership and any sale thereafter cannot reduce the total number of holdings below the required ownership level. A director is required to retain this minimum level of Company share ownership until their resignation or retirement from the Board.
Board Committees
The Board of Directors has the following committees: Audit Committee, Human Resources and Compensation Committee, Sustainability, Corporate Governance and Nominating Committee, Finance Committee, Technology and Innovation Committee and Executive Committee. The Board of Directors consists of a substantial majority of independent, non-employee directors. Only non-employee directors serve on the Audit, Human Resources and Compensation, Sustainability, Corporate Governance and Nominating, Finance and Technology and Innovation Committees. The Board of Directors has determined that each member of each of these committees is “independent” as defined in the NYSE listing standards and the Company’s Guidelines for Determining Independence of Directors. Chairpersons and members of these five committees are rotated periodically, as appropriate. The Chair and CEO serves on the Company’s Executive Committee and is Chair of that Committee. The remainder of the Executive Committee is comprised of the Lead Independent Director and the non-employee director Chairpersons of the Audit, Human Resources and Compensation, Sustainability, Corporate Governance and Nominating and Finance Committees.
Board Diversity
The Company’s policy on Board diversity relates to the selection of nominees for the Board of Directors. In selecting a nominee for the Board, the Sustainability, Corporate Governance and Nominating Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Board of Directors is nominating five female directors (Ms. Arnold, Ms. Berzin, Ms. Miller Boise, Ms. Hudson and Ms. Schaeffer), one Black director (Ms. Miller Boise) and one international director who is an Irish citizen (Mr. Lee) out of a total of 11 directors. In addition, the tenure and experience of our directors is varied, which brings varying perspectives to our Board functionality.
Board Advisors
The Board of Directors and its committees may, under their respective charters, retain their own advisors to carry out their responsibilities.
Executive Sessions
The Company’s independent directors meet privately in regularly scheduled executive sessions, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are required to be held no less than twice each year.
Board and Board Committee Performance Evaluation
The Sustainability, Corporate Governance and Nominating Committee assists the Board in evaluating its performance and the performance of the Board committees. Each committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.
Director Orientation and Education
The Company has developed an orientation program for new directors and provides continuing education for all directors. In addition, the directors are given full access to management and corporate staff as a means of providing additional information.

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Director Retirement
It is the policy of the Board of Directors that each non-employee director must retire at the annual general meeting immediately following their 75th birthday. An exception to the director retirement policy was made in 2022 for Mr. Bruton and Mr. White who were asked to remain members of the Board of Directors until the 2023 Annual General Meeting in order to provide continuity after the Company’s CEO succession. They along with Mr. Cohon, who turned age 75 prior to the 2023 Annual General Meeting, are retiring at the 2023 Annual General Meeting in accordance with our Corporate Governance Guidelines.
Directors who change the occupation they held when initially elected must offer to resign from the Board of Directors. At that time, the Sustainability, Corporate Governance and Nominating Committee reviews the continued appropriateness of Board membership under the new circumstances and makes a recommendation to the Board of Directors. Employee directors, including the CEO, must retire from the Board of Directors at the time of a change in their status as an officer of the Company, unless the policy is waived by the Board.
Director Independence
The Board of Directors has determined that all of our current directors, except Mr. Regnery, who is an employee of the Company, are independent under the standards set forth in Exhibit I to our Corporate Governance Guidelines, which are consistent with the NYSE listing standards. In determining the independence of directors, the Board evaluated transactions between the Company and entities with which directors were affiliated that occurred in the ordinary course of business and that were provided on the same terms and conditions available to other customers.
Exhibit I to our Corporate Governance Guidelines is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance.”
Communications with Directors
Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors or any individual director (including our Lead Independent Director and Human Resources and Compensation Committee Chair) may do so either by sending a communication to the Board and/or a particular Board member, in care of the Secretary of the Company, or by e-mail at board@tranetechnologies.com. Depending upon the nature of the communication and to whom it is directed, the Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).
Management Succession Planning
One of the core functions of our Board of Directors is ensuring leadership continuity and strong management capabilities to effectively carry out the Company’s strategy are critical responsibilities of the Board. The Board collaborates with the Chair and CEO and the Senior Vice President and Chief Human Resources Officer on the succession planning process, including establishing selection criteria that reflect our business strategies, and identifying and developing internal candidates. The Board also ensures there are successors available for key positions in the normal course of business and for emergency situations.
The full Board formally reviews, at least annually, the plans for development, retention and replacement of key executives, and most importantly the Chair and CEO. In addition, management succession for key leadership positions is discussed regularly by the directors in Board meetings and in executive sessions of the Board of Directors. Directors become familiar with potential successors for key leadership positions through various means including regular talent reviews, presentations to the Board and informal meetings.

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CORPORATE GOVERNANCE
Code of Conduct
The Company has adopted a worldwide Code of Conduct, applicable to all employees, directors and officers, including our Chair and CEO, our CFO and our Chief Accounting Officer. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Code of Conduct is available on our website located at www.tranetechnologies.com under the heading “About Us—Corporate Governance.” Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.
Anti-Hedging Policy and Other Restrictions
The Company prohibits its directors and executive officers from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities, (ii) engaging in any form of short-term speculative trading in Company securities and (iii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Investor Outreach
We believe understanding both current and prospective shareholders’ perspectives and building strong relationships with the investment community is integral to effective corporate governance. Our Board of Directors and management team are committed to the development and execution of comprehensive outreach and communications programs that support and encourage open dialogue with shareholders to achieve these goals. We actively utilize formal targeting, surveillance and corporate risk management tools to develop, track and monitor our progress, and we regularly adjust our programs throughout the year to maximize the effectiveness of our engagement. Our engagement program regularly includes our Chair and CEO, CFO and other members of our executive leadership team, including segment leaders, strategic business unit presidents and functional leaders.

How We Engaged with our Shareholders in 2022:
•We met with approximately 250 unique investors, including shareholders representing approximately 80% of our active outstanding shares.
•We met with approximately 90% of our top 30 active shareholders and prospective holders, many of them multiple times throughout the year.
•We held hundreds of meetings with shareholders, including 10 industry conferences, five non-deal roadshows, as well as onsite meetings, videoconferences and teleconferences.
•During investor interactions, we regularly discuss issues such as Company strategy, financial performance, corporate governance, ESG, cash generation and capital deployment, innovation, and other opportunities and risks.
•We report our shareholders’ views around major topics, including ESG, to our management team and Board of Directors on a regular basis and proactively incorporate feedback into our investor engagement and communications programs.
Sustainability
At Trane Technologies, sustainability is core to who we are. Through the leadership of our CEO and senior leaders, we have embedded sustainability into every aspect of how we operate and help our customers succeed. Our approach and initiatives are guided by an external Advisory Council on Sustainability and regularly reviewed by our senior management and Board of Directors. Day-to-day, our Center for Energy Efficiency and Sustainability team surveys the market landscape, continually bringing new ideas and requirements forward. This team is also responsible for tracking and disclosing our progress.
For more information regarding our Company’s commitment to leadership in ESG matters and our achievements in these areas, please also see “A Letter from Our Board of Directors” at the beginning of this Proxy Statement, our 2022 Annual Report to Shareholders included in these proxy materials and our ESG Report available on our website located at www.tranetechnologies.com/ESG. For more information regarding our achievements in ESG matters, please see “ESG Performance Highlights” in our “Compensation Discussion and Analysis.”

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Committees of the Board and Attendance

Audit Committee Meetings in 2022: 9 Members John P. Surma (Chair) Ann C. Berzin April Miller Boise John Bruton Myles P. Lee Melissa N. Schaeffer
Key Functions
•Review annual audited and quarterly financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” in the Company’s Annual Report on Form 10-K with management and the independent auditors.
•Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.
•Review the Company’s processes to assure compliance with all applicable laws, regulations and corporate policy.
•Recommend the public accounting firm to be proposed for appointment by the shareholders as our independent auditors and review the performance of the independent auditors.
•Review the scope of the audit and the findings and approve the fees of the independent auditors.
•Approve in advance, subject to and in accordance with applicable laws and regulations, permitted audit and non-audit services to be performed by the independent auditors.
•Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.
•Discuss with management and the independent auditors the Company’s policies with respect to risk assessment and risk management, including the review and approval of a risk-based audit plan.
•Oversee the Company’s cybersecurity programs and risks.
•Review the Company’s internal audit organization and the objectives and scope of the internal audit function and examinations.
•Review and discuss with management and the Sustainability, Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee, as appropriate, the “Human Capital Management” disclosure to be included in the Company’s Annual Report on Form 10-K.

The Board of Directors has determined that each member of the Audit Committee is “independent” for the purposes of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines, and has determined that all members other than one meet the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC. In addition, each member of the Audit Committee qualifies as an independent director, meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Companies Act 2014.
A copy of the charter of the Audit Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.”

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Human Resources and Compensation Committee Meetings in 2022: 5 Members Tony L. White (Chair) Kirk E. Arnold Jared L. Cohon Gary D. Forsee Mark R. George John A. Hayes Linda P. Hudson
Key Functions
•Establish our executive compensation strategies, policies and programs.
•Review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance against those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation. The Human Resources and Compensation Committee Chair presents all compensation decisions pertaining to the Chief Executive Officer to the full Board of Directors (other than Mr. Regnery).
•Approve compensation of all other elected officers.
•Review and approve executive compensation and benefit programs.
•Review and assess the appropriateness of the material risks, if any, arising from or related to the Company’s compensation programs or arrangements.
•Administer the Company’s equity compensation plans.
•At least annually, review and discuss with the Sustainability, Corporate Governance and Nominating Committee and the Audit Committee, as appropriate, the Company’s “Human Capital Management” disclosure for the Company’s Annual Report on Form 10-K.
•Set, review and approve annual ESG factors for purposes of the Company’s Annual Incentive Matrix.
•Review, at least annually and discuss with management, key human resource management initiatives related to leadership talent recruitment/retention, diversity and inclusion, pay equity and hourly wages.
•Review and recommend significant changes in principal employee benefit programs.
•Approve and oversee Human Resources and Compensation Committee consultants.

For a discussion concerning the processes and procedures for determining NEO (Named Executive Officer) and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors,” respectively. The Board of Directors has determined that each member of the Human Resources and Compensation Committee is “independent” as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines. In addition, the Board of Directors has determined that each member of the Human Resources and Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.
A copy of the charter of the Human Resources and Compensation Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.

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Sustainability, Corporate Governance and Nominating Committee Meetings in 2022: 5 Members Gary D. Forsee (Chair) Kirk E. Arnold Jared L. Cohon Mark R. George John A. Hayes Linda P. Hudson Tony L. White
Key Functions
•Identify individuals qualified to become directors and recommend the candidates for all directorships.
•Recommend individuals for election as officers.
•Oversee the Company’s sustainability efforts including the development and implementation of policies relating to ESG issues.
•Monitor the Company’s performance against its sustainability and ESG objectives including the impacts of climate change.
•Review the Company’s Corporate Governance Guidelines and make recommendations for changes.
•Consider questions of independence of directors and possible conflicts of interest of directors as well as executive officers.
•Take a leadership role in shaping the sustainability efforts and corporate governance of the Company.
•Evaluate social and environmental trends and issues in connection with the Company’s business activities and make recommendations to the Board regarding those trends and issues.

The Board of Directors has determined that each member of the Sustainability, Corporate Governance and Nominating Committee is “independent” as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines.
A copy of the charter of the Sustainability, Corporate Governance and Nominating Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.”

Finance Committee Meetings in 2022: 5 Members Ann C. Berzin (Chair) April Miller Boise John Bruton Myles P. Lee Melissa N. Schaeffer John P. Surma
Key Functions
•Consider and recommend for approval by the Board of Directors (a) issuances of equity and/or debt securities; or (b) authorizations for other financing transactions, including bank credit facilities.
•Consider and recommend for approval by the Board of Directors the repurchase of the Company’s shares.
•Review cash management policies.
•Review periodic reports of the investment performance of the Company’s employee benefit plans.
•Consider and recommend for approval by the Board of Directors the Company’s external dividend policy.
•Consider and approve the Company’s financial risk management activities, including the areas of foreign exchange, commodities, and interest rate exposures, insurance programs and customer financing risks.

The Board of Directors has determined that each member of the Finance Committee is “independent” as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines.
A copy of the charter of the Finance Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.”

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CORPORATE GOVERNANCE

Executive
Committee
Meetings in 2022: None
Members
David S. Regnery (Chair)
Ann C. Berzin (Chair of the Finance Committee)
Gary D. Forsee (Lead Independent Director and Chair of the Sustainability, Corporate Governance and Nominating Committee)
John P. Surma (Chair of the Audit Committee)
Tony L. White (Chair of the Human Resources and Compensation Committee)

Key Functions
•Aid the Board in handling matters which, in the opinion of the Chair or Lead Independent Director, should not be postponed until the next scheduled meeting of the Board (except as limited by the charter of the Executive Committee).

The Board of Directors has determined that each member of the Executive Committee (other than Mr. Regnery) is “independent” as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines.
A copy of the charter of the Executive Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.”

Technology and Innovation Committee Meetings in 2022: 2 Members Jared L. Cohon (Chair) Kirk E. Arnold John Bruton Gary D. Forsee Linda P. Hudson Tony L. White
Key Functions
•Review the Company’s technology and innovation strategy and approach, including its impact on the Company’s performance, growth and competitive position.
•Review with management technologies that can have a material impact on the Company, including product and process development technologies, manufacturing technologies and practices, and the utilization of quality assurance programs.
•Assist the Board in its oversight of the Company’s investments in technology and innovation, including through acquisitions and other business development activities.
•Review technology trends that could significantly affect the Company and the industries in which it operates.
•Assist the Board in its oversight of the Company’s technology and innovation initiatives, and support, as requested, the Sustainability, Corporate Governance and Nominating Committee in its review of the Company’s environment, health and safety policies and practices, and the Audit Committee in its review of the Company’s information technology and cybersecurity policies and practices.
•Oversee the direction and effectiveness of the Company’s research and development operations.
•Assist the Board in its oversight of the Company’s responses to certain environmental matters including climate change, greenhouse gas emissions, energy-efficient and low-emissions products and product life cycle and materials, and support as needed, the Sustainability, Corporate Governance and Nominating Committee in its review of environmental and sustainability practices.

The Board of Directors has determined that each member of the Technology and Innovation Committee is “independent” as defined in the NYSE listing standards and the Company’s Corporate Governance Guidelines.
A copy of the charter of the Technology and Innovation Committee is available on our website, www.tranetechnologies.com, under the heading “About Us—Corporate Governance – Board Committees and Charters.”

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CORPORATE GOVERNANCE
There were five meetings of the Board of Directors in 2022. All directors attended at least 75% or more of the total number of meetings of the Board of Directors. With the exception of Ms. Hudson, all directors also attended at least 75% of meetings of the committees on which they served during the year. Ms. Hudson did not attend one meeting of the Technology and Innovation Committee, which met twice during 2022. The Company’s non-employee directors held five independent director meetings without management present during the fiscal year 2022. It is the Board’s general practice to hold independent director meetings in connection with regularly scheduled Board meetings.
The Company expects all Board members to attend the annual general meeting, but from time to time other commitments prevent all directors from attending the meeting. All of the members of our Board standing for re-election at the 2022 Annual General Meeting on June 2, 2022 attended the meeting.
Human Resources and Compensation Committee Interlocks and Insider Participation
Our Human Resources and Compensation Committee is comprised solely of independent directors. During fiscal 2022, no member of our Human Resources and Compensation Committee was an employee, officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Human Resources and Compensation Committee or our Board during fiscal 2022.

40

Compensation of Directors
Director Compensation
Our director compensation program is designed to compensate non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Company’s Board of Directors. Employee directors do not receive any additional compensation for serving as a director. Our 2022 director compensation program for non-employee directors consisted of the following components:

ANNUAL RETAINER

■Paid in Cash $142,500 (47%)
■Paid in Restricted Stock Units*
$162,500 (53%)
*    The number of restricted stock units granted is determined by dividing the grant date value of the award, $162,500, by the closing price of the Company’s common stock on the date of grant. A director who retires, resigns or otherwise separates from the Company for any reason receives a pro-rata cash retainer payment for the quarter in which such event occurs based on the number of days elapsed since the end of the immediately preceding quarter and immediately vests in any unvested restricted stock units.

ANNUAL CASH RETAINER FOR COMMITTEE CHAIRS AND MEMBERS, LEAD INDEPENDENT DIRECTOR AND OTHER ELEMENTS

The Sustainability, Corporate Governance and Nominating Committee periodically reviews the compensation level of our non-employee directors in consultation with the Human Resources and Compensation Committee’s independent compensation consultant, Korn Ferry, and makes recommendations to the Board of Directors. The current compensation program was established in 2018.
Under our Incentive Stock Plan of 2018, the aggregate amount of stock-based and cash-based awards which may be granted to any non-employee director in respect of any calendar year, solely with respect to their service as a member of the Board of Directors, is limited to $1,000,000.

2023 Proxy Statement	41

COMPENSATION OF DIRECTORS
Share Ownership Requirement
To align the interests of directors with shareholders, the Board of Directors has adopted a share ownership requirement of five times the annual cash retainer paid to the directors. A director cannot sell any shares of Company stock until they attain such level of ownership, and any sale thereafter cannot reduce the total number of holdings below the required ownership level. A director is required to retain this minimum level of Company share ownership until their resignation or retirement from the Board.
2022 Director Compensation
The compensation paid or credited to our non-employee directors for the year ended December 31, 2022, is summarized in the table below.

Name	Fees Earned or Paid in Cash ($) (a)	Equity / Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($)
K. E. Arnold	142,500	162,621	30,330	335,451
A. C. Berzin	165,000	162,621	1,066	328,687
A. Miller Boise	150,000	162,621	22,635	335,256
J. Bruton	150,000	162,621	1,282	313,903
J. L. Cohon	150,000	162,621	25,807	338,428
G. D. Forsee	207,500	162,621	27,389	397,510
M. R. George (b)	31,753	—	—	31,753
L. P. Hudson	142,500	162,621	—	305,121
M. P. Lee	150,000	162,621	94	312,715
K. B. Peetz (b)	37,974	—	—	37,974
M. N. Schaeffer (b)	33,424	—	—	33,424
J. P. Surma	172,500	162,621	33,577	368,698
T. L. White	162,500	162,621	—	325,121
(a)The amounts in this column represent the following, as shown in the table below: annual cash retainer, the Committee Chair retainers, the Audit Committee member retainer, the Lead Independent Director retainer, and the Board, Committee and other meeting or session fees.

Name	Cash Retainer ($)	Committee Chair Retainer ($)	Audit Committee Member Retainer ($)	Lead Independent Director Retainer Fees ($)	Board, Committee and Other Meeting or Session Fees ($)	Total Fees Earned or Paid In Cash ($)
K. E. Arnold	142,500	—	—	—	—	142,500
A. C. Berzin	142,500	15,000	7,500	—	—	165,000
A. Miller Boise	142,500	—	7,500	—	—	150,000
J. Bruton	142,500	—	7,500	—	—	150,000
J. L. Cohon	142,500	7,500	—	—	—	150,000
G. D. Forsee	142,500	15,000	—	50,000	—	207,500
M. R. George	31,753	—	—	—	—	31,753
L. P. Hudson	142,500	—	—	—	—	142,500
M. P. Lee	142,500	—	7,500	—	—	150,000
K. B. Peetz	37,974	—	—	—	—	37,974
M. N. Schaeffer	31,753	—	1,671	—	—	33,424
J. P. Surma	142,500	30,000	—	—	—	172,500
T. L. White	142,500	20,000	—	—	—	162,500
(b)Ms. Peetz resigned from the Board in April 2022. Mr. George and Ms. Schaeffer were elected to the Board on October 11, 2022.
(c)Represents RSUs awarded in 2022 as part of each director’s annual retainer. The amounts in this column reflect the aggregate grant date fair value of RSU awards granted for the year under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and do not reflect amounts paid to or realized by the directors. For a discussion of the assumptions made in determining the ASC 718 values see Note 14, “Share-Based Compensation,” to the Company’s consolidated financial statements contained in its 2022 Form 10-K.
(d)Includes (i) benefits in kind (spousal travel, meals, non-board related activities and gifts in connection with the June 2022 Board meeting) and (ii) payment of Irish taxes on benefits in kind. For Mr. Surma, the amount shown also includes rebates on Company products purchased during 2022.

42

COMPENSATION OF DIRECTORS

Name	Benefits in Kind ($)	Payment of Taxes on Benefits in Kind ($)	Total ($)
K. E. Arnold	15,772	14,558	30,330
A. C. Berzin	554	512	1,066
A. Miller Boise	11,770	10,865	22,635
J. Bruton	667	615	1,282
J. L. Cohon	13,420	12,387	25,807
G. D. Forsee	14,242	13,147	27,389
M. R. George	—	—	—
L. P. Hudson	—	—	—
M. P. Lee	49	45	94
K. B. Peetz	—	—	—
M. N. Schaeffer	—	—	—
J. P. Surma	21,190	12,387	33,577
T. L. White	—	—	—
For each non-employee director, the following table reflects all unvested RSU awards at December 31, 2022:

Name	Number of Unvested RSUs
K. E. Arnold	1,167
A. C. Berzin	1,167
A. Miller Boise	1,167
J. Bruton	1,167
J. L. Cohon	1,167
G. D. Forsee	1,167
M. R. George	—
L. P. Hudson	1,167
M. P. Lee	1,167
M. N. Schaeffer	—
J. P. Surma	1,167
T. L. White	1,167

2023 Proxy Statement	43

Compensation Discussion and Analysis
The Compensation Discussion and Analysis (“CD&A”) set forth below provides an overview of our executive compensation philosophy and underlying programs, including the objectives of such programs, as well as a discussion of how awards are determined for our Named Executive Officers (“NEOs”). These NEOs include our Chair and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three most highly compensated executive officers for the 2022 fiscal year other than the Chair and CEO and CFO. The 2022 NEOs are as follows:

Named Executive Officers	Title
Mr. David S. Regnery	Chair and Chief Executive Officer
Mr. Christopher J. Kuehn	Executive Vice President and Chief Financial Officer
Mr. Paul A. Camuti	Executive Vice President and Chief Technology and Sustainability Officer
Mr. Evan M. Turtz	Senior Vice President, General Counsel and Secretary
Mr. Raymond D. Pittard	Executive Vice President Supply Chain, Engineering and Information Technology
I. Executive Summary
Throughout 2022, Trane Technologies displayed continued strong financial performance placing us in the top quartile of leading industrial companies while making significant progress toward advancing our purpose to boldly challenge what’s possible for a sustainable world. We continued to see robust and broad-based demand for our innovative products and services and have maintained strong employee engagement with year-over-year improvement in our employee engagement score. Our dynamic business operating system and uplifting culture enable us to continue to overcome supply chain challenges and inflation concerns and deliver strong performance for our people, customers, communities, shareholders and the planet.
In 2022, we continued our efforts to achieve our 2030 Sustainability Commitments to reduce one gigaton of carbon emissions from our customers’ footprints, to reimagine our supply chain and operations to have a restorative impact on the environment and to uplift our people, culture and communities through an inclusive approach and a focus on education and career development. Specific to compensation, we continued to link annual leader short-term incentive compensation to achievement of specific emissions and greenhouse gas reduction and diversity progress, as well as financial goals.
In 2022, we also continued to activate our Employee Value Proposition (“EVP”) and employer brand, with a focus on our service technicians and manufacturing hourly team members. This work highlights our efforts to connect people to purpose with a focus on uplifting others, making an impact and thriving at work and home.
Below are additional financial, environmental and social sustainability highlights taken into consideration in making compensation decisions.

44

COMPENSATION DISCUSSION AND ANALYSIS
2022 Performance Highlights
The following graphics show the enterprise financial results realized in 2022 relative to our executive incentive compensation performance targets established for the period and other significant ESG performance highlights achieved in 2022.

FINANCIAL PERFORMANCE HIGHLIGHTS

Annual Revenue $15.992 BILLION
3-Year Adjusted Cash Flow
Return on Invested Capital
(CROIC) (2020–2022)(a)
29.0%
Ranks at the 80th percentile of the
companies in the S&P 500 Industrials Index
3-Year Total Shareholder
Return (TSR)
(2020-2022)(a)
57.17%
Ranks at the 78th percentile
of the companies in the S&P 500
Industrials Index

Increase of 13% from 2021

Adjusted EBITDA(a) $2.694 BILLION
Increase of 14% from 2021

Free Cash Flow(a) $1.566 BILLION
Increase of 9.4% from 2021

The three core financial metrics laid out above are further modified (up to +/-20%) by our achievement relative to our equally-weighted environmental & social objectives—ESG Modifier

(a)We report our financial results in our Annual Report on Form 10-K and our quarterly reports on Form 10-Q in accordance with United States generally accepted accounting principles (“GAAP”). Our financial results described above for Adjusted EBITDA and Free Cash Flow have been adjusted to exclude the impact of certain items as shown in Appendix A to this Proxy Statement. These metrics and the related performance targets and results are relevant only to our executive compensation program and should not be used or applied in other contexts. For a description of how the metrics above are calculated from our GAAP financial statements, please see “Annual Incentive Matrix (‘AIM’)” with respect to AIM payments and “Long Term Incentive Program (‘LTI’) – 2020-2022 Performance Share Units Payout” with respect to Performance Share Program (“PSP”) awards.
Based on our 2022 results for Revenue, Adjusted EBITDA, and Free Cash Flow and progress against our ESG goals, achievement under the Annual Incentive Matrix (“AIM”) financial score was 146.88% of target for the Enterprise.
A 3-year CROIC average of 29.0% and a 3-year TSR of 57.17% resulted in a 200% Performance Share Unit (“PSU”) payout under our Performance Share Program for the 2020-2022 performance period.

2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

ESG PERFORMANCE HIGHLIGHTS

Environmental
•First in our industry, and one of the first 11 companies worldwide, to have our net zero carbon emissions targets approved by the Science Based Targets initiative (“SBTi”), a coalition of the Carbon Disclosure Project, the United Nations Global Compact, World Resources Institute and the World Wide Fund for Nature
•Pledged to procure, specify or stock 50% net-zero steel by 2030 and 100% net-zero steel by 2050 as a member of SteelZero. Announced contracts to purchase low-carbon steel to further reduce the carbon emissions throughout the Company’s supply chain
•Named to S&P Dow Jones Sustainability World Index for second consecutive year and North America Index for 12th consecutive year
•Recognized for corporate environmental transparency by the Climate Disclosure Project, securing a place on its annual A-list, one of 283 companies out of 15,000
•Began an initiative to accelerate the decarbonization of our facilities by 25% by the year 2025 and to achieve our carbon-neutral operations goal early

Social
•Continued broad approach to Human Capital Management across engagement, development, diversity and inclusion:
•Maintained strong employee engagement with year-over-year improvement in our employee engagement score
•Our Employee Value Proposition (“EVP”), which connects team members to our Company’s purpose, strategies and leadership principles, is representative of our entire employee population, inclusive of every role in the organization
•Through Trane Technologies University, we provide our team members with comprehensive learning and development solutions designed to support them as they grow in their careers
•Launched The Inclusive Culture Learning Experience to all people leaders
•Supported employee well-being with the launch of a mental health hub and improvements to certain local paid time off programs
•Shifted our tuition support approach from offering tuition reimbursement to offering tuition advancement
•Ranked 18th on the 2023 JUST 100 list, named first in the Building Materials & Construction industry and ranked as the best company in industry for communities and workers. Recognized as one of America’s Most JUST Companies for the sixth consecutive year
•Received wide recognition as an employer of choice:
•Forbes World’s Best Employers 2022, second consecutive year
•Disability Equality Index (“DEI”), top scorer (100%)
•Great Place to Work® (Belgium, Ireland, USA)
•Fortune World’s Most Admired Companies 2022, 11th consecutive year
•Fortune Best Workplaces in Manufacturing and Production 2022, top ten
•Military Times 2022 Best for Vets Employers List
•Expanded Sustainable Futures, our corporate citizenship strategy, through a partnership with Discovery Education to provide STEM and sustainability tools to teachers in at-risk districts
•Continued Operation Possible, our innovation initiative to source social and environmental impact ideas from employees. Our ideas were put into practice to fight food loss by developing a cooling cart for street vendors

Governance
•Developed compliance controls for ESG metrics and process to be maintained quarterly and annually
•Completed non-financial materiality assessment refresh
•Conducted Task Force on Climate-related Financial Disclosures (“TCFD”) Climate Scenario Analysis to identify risks and opportunities
•Continued to reinforce leadership accountability for 2030 Commitments with ESG modifier for annual incentive program for executives and senior leaders, with progress towards greenhouse gas reduction and diverse representation
•Conducted ESG training with the Board with a focus on sustainability disclosure and emerging regulatory requirements
•Continued to develop next generation of talent and conducted ongoing leadership succession planning sessions with the Board

For more information regarding our Company’s commitment to leadership in ESG matters and our achievements in these areas, please also see our 2022 Annual Report to Shareholders included in these proxy materials and our ESG Report available on our website located at www.tranetechnologies.com/ESG. Our 2022 ESG Report is expected to be available on or around April 26, 2023.

46

COMPENSATION DISCUSSION AND ANALYSIS

2022 Say-on-Pay Vote
The Committee considers the results of the annual advisory vote on executive compensation in making determinations about the structure of Trane Technologies’ pay program or whether any changes to the program should be considered. In 2022, 92% of shareholders voted in favor of “Say-on-Pay.” In addition to shareholder feedback, the Committee reviews information provided by its independent compensation consultant regarding general compensation practices within our Compensation Peer Group, as well as third-party survey data to assess relevant market conditions. As a result of this analysis, the Committee determined it was appropriate to maintain the core components of our executive compensation program and no program modifications were made.

Executive Compensation Program Overview
The Committee seeks to provide reasonable and competitive executive compensation programs which are structured to attract and retain best-in-class leaders, incentivize and reward the achievement of short and long-term Company goals and align the interests of executives with shareholders to provide sustainable value. The table below reflects the primary components of our executive compensation program and the proportion of each component relative to target total direct compensation (“TDC”):

Component(a)	Chair and CEO	Other NEOs	Description of Component
Base Salary			Fixed cash compensation.
Annual Incentive Matrix (“AIM”)			Variable cash incentive compensation. Any award earned is based on performance measured against pre-defined annual Revenue, Adjusted EBITDA and Free Cash Flow objectives as set by the Committee. These Core Financial Metrics are then adjusted by the attainment of ESG goals via an ESG Modifier and then multiplied by an individual’s performance measured against pre-defined objectives.
Long-Term Incentives (“LTI”)			Variable long-term incentive compensation. LTI performance is aligned with the Company’s stock price and is awarded in the form of stock options, restricted stock units (“RSUs”) and Performance Share Units (“PSUs”). PSUs, which are granted under our Performance Share Program (“PSP”), are only payable if the Company’s CROIC and TSR relative to companies in the S&P 500 Industrials Index exceed threshold performance.
(a)See Section V, “Compensation Program Descriptions and Compensation Decisions”, for additional discussion of these components of compensation.
As illustrated, the Committee places significant emphasis on variable compensation (AIM and LTI) so that a substantial percentage of each NEO’s target TDC is contingent on the successful achievement of the Company’s short-term and long-term performance goals.
Good Compensation Governance Practices

What We Do	What We Don’t Do
  Diversified metrics for our AIM and PSP to align with business strategies and shareholder interests, including ESG matters
  Capped incentive awards tied to the achievement of rigorous, pre-determined and measurable performance objectives
  Significant emphasis on variable compensation in designing our compensation programs
  Regular competitive benchmarking and compensation reviews
  Commitment to fair and competitive pay for our employees and the avoidance of discrimination
  Annual shareholder advisory vote on executive compensation
  Independent compensation consultant to advise the Committee
  Clawback / recoupment policy
  Robust stock ownership requirements for our executives
  Reasonable limits on full-value awards
  Annual review of risk in executive compensation plans
  Limit of $1 million dollars on non-employee directors’ annual compensation

   No tax gross-ups for any change-in-control agreement
   No dividends on unvested restricted stock and no dividend equivalents on unvested restricted stock units or performance units until the underlying awards vest
   No liberal share recycling practices for options
   No “Single-trigger” vesting for any cash payments upon a change in control
   No “Single-trigger” vesting for any time-based equity awards upon a change in control
   No hedging or pledging of Company stock by directors and executive officers
   No re-pricing of equity awards

2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS
II. Compensation Philosophy and Design Principles
Our executive compensation programs are designed to align the compensation of our executives with the Company’s performance and strategy, and to create sustainable shareholder value. The Committee makes compensation decisions considering economic, technological, regulatory, investor and competitive factors, as well as our executive compensation principles. The Committee regularly reviews and assesses the philosophy, objectives and components of our executive compensation programs in relation to our short and long-term business objectives and has concluded that our compensation programs are designed with the appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior.
The design principles that govern our executive compensation programs are:

DESIGN PRINCIPLES AND RATIONALE	HOW THIS IS APPLIED TO TRANE TECHNOLOGIES PRACTICE

Business Strategy Alignment
Our executive compensation programs allow
flexibility to align with Company or business
strategies. The programs focus individuals
within the Company’s strategic business units on specific financial measures to meet the short and long-term performance goals of the
business for which they are accountable.

It is not only possible but also desirable for certain leaders to earn substantial awards in years when their business outperforms against our
Annual Operating Plan. Conversely, if a business fails to meet its performance goals, that business’ leader may earn a lesser award than their peers in that year. To provide a balanced incentive, all executives have a significant portion of their compensation tied to Company performance.

Pay for Performance
A strong alignment between pay and performance is paramount to our success. Accordingly, each executive’s target TDC is tied to Company, business and individual performance against set goals.

Company and business performance are measured against pre-established financial, operational and strategic objectives as set by the Committee.
Individual performance is measured against pre-established individual goals as well as demonstrated competencies and behaviors consistent with our leadership principles.
In addition, a portion of the long-term incentive is earned based upon
Company CROIC and TSR relative to peer companies.

Shareholder Alignment
Our executive compensation programs align
the interests of our executives with those of
shareholders by incorporating key financial
targets such as Revenue growth, Adjusted
EBITDA, Free Cash Flow, CROIC and TSR as well as
proactively addressing ESG issues.

Financial targets correlate with both share price appreciation over time and the generation of cash flow for the Company, with an ESG modifier that ties incentive compensation to the Company’s 2030 sustainability goals.
In addition, our long-term incentives are tied to total shareholder returns and the effective use of assets to generate cash flow. Other program requirements, including share ownership guidelines for executives and vesting schedules on equity awards further align executives’ and shareholders’ interests.

Mix of Short and Long-Term Incentives
A proper mix of short and long-term incentives is
important to encourage consistent behavior and
performance that support the achievement of
the Company’s annual financial objectives while
promoting the long-term sustainability of our
business and maximizing shareholder value.
The mix of pay is determined with a focus on the Company’s pay for performance compensation philosophy and strategic objectives as well as what is deemed competitive within the market.
Internal Parity Each executive’s target TDC opportunity is proportionate with the responsibility, scope and complexity of their role within the Company, as well as their skills and experience.
Comparable jobs are assigned comparable target compensation
opportunities. An annual review of pay equity by gender is completed for the
Company globally. In the U.S., an additional review of pay equity by race/ethnicity is conducted annually.

Market Competitiveness Compensation opportunities must serve to attract and retain high performing executives in a competitive talent market.
Target TDC levels are set using applicable market benchmarks with consideration of retention and recruiting demands in the industries and markets where we compete for business and executive talent.
Each executive’s target TDC may be above or below the market benchmark based on their level of experience, proficiency, performance and potential growth relative to the duties required of their position.

48

COMPENSATION DISCUSSION AND ANALYSIS
III. Analysis to Support the Determination of Target Total Direct Compensation
The Committee reviews and evaluates our executive compensation levels and practices against peer companies of comparable revenue, industry and/or business fit with which we compete for executive talent (the “Compensation Peer Group”). During 2022, these reviews were conducted throughout the year using a variety of methods and multiple sources of information such as:
•The direct analysis of the Proxy Statements of other global manufacturers and service providers (refer to peer group below);
•A review of compensation survey data of other global industrial companies of similar size and revenue published by independent consulting firms;
•A review of customized compensation survey data provided by independent consulting firms; and
•Feedback received from external constituencies.
Many of the companies included in these compensation surveys are also included in the Standard & Poor’s 500 Industrials Index referred to in our 2022 Form 10-K under the caption “Performance Graph.”
The Committee, with the assistance of its independent advisor, evaluates the Compensation Peer Group annually to ensure alignment and reasonableness, while seeking to avoid significant changes to ensure a level of consistency year-over-year. The median 2022 revenue of the 2022 Compensation Peer Group was $16.1 billion, and the median market cap of the 2022 Compensation Peer Group as of the end of 2022 was $35.4 billion, as compared to 2022 revenue for the Company of $16.0 billion and market cap for the Company at the end of 2022 of $38.5 billion. This peer group is comprised of the following sixteen global companies and remains unchanged from 2021.

Ametek, Inc.	Dover Corporation	Honeywell International Inc.	Otis Worldwide Corporation
Carrier Global Corporation	Eaton Corporation plc	Illinois Tool Works Inc.	Parker-Hannifin Corporation
Cummins Inc.	Emerson Electric Co.	Johnson Controls International plc	Rockwell Automation, Inc.
Danaher Corporation	Fortive Corporation	Lennox International Inc.	TE Connectivity Ltd.
In assessing the relationship of CEO compensation to compensation of other executive officers (including our NEOs), the Committee considers overall organization structure and scope of responsibility and also reviews the NEOs’ compensation levels relative to the CEO and to one another. This ensures that the target TDC levels are set in consideration of internal pay equity as well as market references and each executive’s experience, proficiency, performance and potential growth relative to the duties required of their position.

2023 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS
IV. Role of the Committee, Independent Advisor and Committee Actions
The Committee, which is composed solely of independent directors, oversees our compensation plans and policies and equity-based programs and reviews and approves all forms of compensation relating to our executive officers, including the NEOs.
The Committee solely and independently decides the compensation components and the amounts to be awarded to our Chair and CEO. Our Chair and CEO does not make any recommendations regarding his own compensation and is not informed of these awards until the decisions have been finalized. Our Chair and CEO makes compensation recommendations related to our other NEOs and executive officers. The Committee considers these recommendations when approving the compensation components and amounts to be awarded to our other NEOs.
The Committee is responsible for reviewing and approving amendments to our executive compensation and benefit plans. In addition, the Committee is responsible for reviewing our principal broad-based employee benefit plans and making recommendations to our Board of Directors for significant amendments to, or termination of, such plans. The Committee’s charter and annual agenda incorporates a broader range of human capital issues, beyond compensation, including corporate culture, diversity and inclusion and pay-equity—many of the topics which would fall under the social aspect of ESG issues. The Committee’s Charter is available on our website at www.tranetechnologies.com.
The Committee has the authority to retain an independent advisor for the purpose of reviewing and providing guidance related to our executive compensation and benefit programs. The Committee is directly responsible for the compensation and oversight of the independent advisor. For 2022, the Committee continued its engagement with Korn Ferry to serve as its independent compensation advisor. The services that Korn Ferry provides to the Committee include:
•Review and analysis of executive compensation benchmarking data for the Chair and CEO and other top executives as needed;
•Review and analysis of the Compensation Peer Group used to benchmark the Company’s executive pay levels;
•Preparation of ad hoc analyses for the Committee to support decision-making around the executive compensation program; and
•Review and analysis of and advisement on management proposals regarding key components of the executive compensation program.
The Committee determined that Korn Ferry is independent and does not have a conflict of interest. In making this determination, the Committee considered the factors adopted by the NYSE with respect to independence and conflicts of interest.

50

COMPENSATION DISCUSSION AND ANALYSIS
V. Compensation Program Descriptions and Compensation Decisions
The following table provides a summary of the components, objectives, risk mitigation factors and other key features of our executive compensation program.

Compensation Component	Component Objective Including Risk Mitigation Factors	Key Features

Base Salary	Provides a sufficient and stable source of cash compensation that rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis.	Avoids the encouragement of excessive risk-taking by ensuring that an appropriate level of cash compensation is not at risk.

Annual Incentive Matrix (“AIM”) Program
Serves as an annual cash award tied
to the achievement of pre-established
financial, operational, and strategic
performance objectives.
Amount of cash award earned cannot
exceed a maximum payout of 200% of
individual target levels and is also subject to a clawback in accordance with our clawback policy.

Each NEO has an AIM target expressed as a percentage of base salary. Actual AIM payouts are dependent on enterprise financial performance, performance relative to established ESG objectives and individual performance.

Long-Term Incentive Program (“LTI”)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation.	Mix of stock options, RSUs and PSUs places a substantial portion of compensation at risk and effectively links equity compensation to shareholder value creation and financial results.

•LTI: Performance Share Program (“PSP”)
Structured to align management’s interests with those of shareholders.
Amount earned cannot exceed a maximum payout of 200% of the individual target shares granted and is also subject to a clawback in accordance with our clawback policy.

PSUs granted under the PSP are earned or forfeited following the conclusion of a three-year performance period based on relative TSR and relative CROIC compared to companies within the S&P 500 Industrials Index (with equal weight given to each metric).
Actual value of the PSUs earned depends on our share price at the time of payment.

•LTI: Stock Options / Restricted Stock Units (“RSUs”)	Aligns management’s interests with those of shareholders and bolsters retention. Awards are subject to a clawback in accordance with our clawback policy.
Stock options and RSUs are granted annually, with stock options having an exercise price equal to the fair market value of ordinary shares on the date of grant.
Both stock options and RSUs typically vest ratably over three years, at a rate of one third per year.
Stock options expire on the day immediately preceding the 10th anniversary of the grant date (unless employment terminates sooner).

2023 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
The table below reflects the 2022 base salary adjustments for our NEOs. When determining base salary adjustments, each NEO is evaluated based on their positioning relative to the market for their role, the results achieved and their performance relative to our leadership principles.

(Dollar Amounts Annualized)	12/31/2021 ($)	12/31/2022 ($)
Mr. David S. Regnery	1,200,000	1,250,000
Mr. Christopher J. Kuehn	725,000	775,000
Mr. Paul A. Camuti	615,000	640,000
Mr. Evan M. Turtz	575,000	600,000
Mr. Raymond D. Pittard	565,000	587,500
Annual Incentive Matrix (“AIM”) Program
The AIM program is an annual cash incentive program designed to reward NEOs for Revenue growth, increases in Adjusted EBITDA, the delivery of strong Free Cash Flow, performance against ESG objectives and individual contributions to the Company. We believe that our AIM program design provides participants with clarity as to how they can earn a cash incentive based on strong performance relative to each metric. The Committee establishes a target award for each NEO that is expressed as a percentage of base salary. Individual AIM payouts are calculated as the product of a financial performance score, which may be adjusted up or down by an ESG modifier, and an individual performance score, all of which are based on achievement relative to pre-established performance objectives set by the Committee. Individual AIM awards are calculated by multiplying individual AIM targets by an AIM Payout Percentage calculated as illustrated below:

	×		=		×		=
Financial Score: Core Financial Metrics		Modifier (Up to +/- 20%)		Adjusted AIM Score		Individual Performance Score (0% to 150%)		AIM Payout Percentage (0% to 200%)

1/3 Revenue 1/3 Adjusted EBITDA 1/3 Free Cash Flow		ESG Modifier		Financial Score × Modifier		Performance against Individual Objectives		Financial Score × ESG Modifier × Individual Performance Score

The AIM incentive opportunity is tied to pre-established financial goals for three equally weighted performance metrics (“Core Financial Metrics”): Revenue, Adjusted EBITDA and Free Cash Flow. These metrics align with our objectives to profitably grow the businesses and improve margins through operational efficiency. Threshold performance for each metric must be achieved for any incentive to be payable for that metric. The financial score is the weighted sum of the calculated payout percentage for each metric.
To more closely align the annual short-term incentive compensation of our leaders to the value that we, as a Company, place on environmental sustainability and employee diversity and inclusion, we utilize an ESG modifier as a component of Trane Technologies’ annual incentive program. This strategic modifier may adjust AIM payout amounts upward or downward by up to 20% based on performance against four equally weighted environmental sustainability and diversity and inclusion objectives: internal greenhouse gas reduction, external carbon emissions reduction, increase in gender representation and increase in racial/ethnic diversity representation in the U.S., in conjunction with the Committee’s holistic review of the Company’s key accomplishments and actions taken during the year to advance our ESG performance and progress towards our 2030 sustainability commitments. The Committee will not apply the ESG Modifier to increase an annual cash incentive payout above the overall cap of 200% of the total target payout opportunity under the program.
Individual performance scores are based on each NEO’s performance measured against their individual performance objectives.
Individual AIM awards are determined by multiplying the NEO’s target award by the financial performance score and ESG modifier and then multiplying that result by the individual performance score. AIM payouts cannot exceed 200% of the target award. If the overall AIM payout score is less than 30%, no award is payable.
2022 AIM Revenue, Adjusted EBITDA and Free Cash Flow performance goals were set based on 2022 financial plans and are summarized with performance relative to those goals in the following table:

52

COMPENSATION DISCUSSION AND ANALYSIS

	Metric	Threshold Performance ($M)	Target Performance ($M)	Maximum Performance ($M)	2022 Adjusted Performance ($M)(a)
Enterprise	Revenue(b)	14,502.00	15,265.20	16,028.50	16,133.32
	Adjusted EBITDA(b)	2,370.10	2,633.40	2,896.80	2,698.68
	Free Cash Flow(b)	1,329.40	1,661.70	1,994.00	1,600.13
(a)2022 Performance reflects adjustments as summarized below.
(b)Financial metrics generate payout of 30% at Threshold performance, 100% at Target performance and 200% at Maximum performance. Results are interpolated between performance levels.
The Committee retains the authority to adjust the Company’s reported financial results for the impact of changes in accounting principles, extraordinary items, and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the operating plan upon which the incentive targets were established, based on its own review and on recommendations by the Chair and CEO. Revenue results are also adjusted to reflect the foreign exchange rate used at the time the incentive targets were established. Adjustments to reported financial results are intended to better reflect actual performance results, align award payments with decisions which support the plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items in the applicable period, and emphasize the Company’s preference for long-term and sustainable growth.
Before approving annual cash incentive payouts for the 2022 performance year, the Committee reviewed with management key accomplishments and highlights for 2022 that could impact the Company’s financial performance target attainment. Following that review, the Committee approved adjustments to 2022 financial performance results for purposes of the Annual Incentive Matrix (“AIM”) plan to (a) offset contributions from two acquisitions completed during 2022, which were not contemplated when the annual performance measures were set: Tozour Energy Systems which closed in the second quarter, and the AL-KO acquisition which closed in the fourth quarter, and (b) adjust for the capital expenditures required to rebuild the Arecibo, Puerto Rico manufacturing facility damaged by a tornado in May 2022. These adjustments, both positive and negative, equated to a net 3% increase to payout amounts and were reviewed with the Audit Committee prior to approval by the Committee.
In accordance with the AIM plan design, the financial performance results are then adjusted upward or downward by an ESG modifier. The ESG modifier can have a positive or negative impact of up to 20% based on the Company’s performance against four equally weighted diversity and inclusion and environmental sustainability objectives.
Our annual diversity objectives are set to help cultivate a workforce that reflects the communities where we live and work and to create a glide path that will allow us to meet our 2030 Sustainability Commitments for gender parity and racial and ethnic diversity. In 2022, representation of women in management roles increased from 23.1% at the end of 2021 to 24.2% at the end of 2022 and we increased our racially or ethnically diverse representation from 18.4% to 19.6% of our U.S. salaried population.
Our environmental sustainability goals are science-based targets. These annual targets align us with our 2030 commitments toward a sustainable future by reducing greenhouse gas emissions in our worldwide operations, transportation fleets, and product manufacturing processes, and inspiring the transition to advanced technologies that reduce emissions from product use. In 2022, our internal greenhouse gas emissions decreased by 32,000 metric tons of CO2e and our external carbon emissions, which are mostly tied to customer product use, decreased by 40.3 million metric tons of CO2e.
Based on the Company’s quantitative achievement against its established ESG targets and in conjunction with the holistic review of the Company’s key accomplishments and actions taken during the year to advance our ESG performance toward attainment of our 2030 sustainability commitments, the Committee determined that an ESG modifier of +7% appropriately rewarded 2022 performance and, as a result, a multiplier of 107% was applied to the financial payout score.
The calculated AIM financial score, inclusive of the +7% ESG modifier, was 146.88% for the NEOs aligned to Enterprise performance.
2022 AIM payout levels for NEOs, inclusive of the adjustments laid out above, are summarized in the following table.

Name	AIM Target ($)	AIM Achievement For 2022(a)	AIM Award For 2022 ($)
Mr. David S. Regnery	1,875,000	161.57%	3,029,377
Mr. Christopher J. Kuehn	775,000	161.57%	1,252,143
Mr. Paul A. Camuti	544,000	146.88%	799,021
Mr. Evan M. Turtz	420,000	146.88%	616,891
Mr. Raymond D. Pittard	440,625	161.57%	711,903
(a)AIM achievement percentages are inclusive of each NEO’s individual performance score and ESG modifier of 107%.

2023 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS
2023 AIM PROGRAM
For 2023, the AIM program design is not changing as the Committee believes that the current program effectively connects employees to the Company’s ESG commitments while appropriately focusing on Revenue, Adjusted EBITDA and Free Cash Flow.
Long-Term Incentive Program (“LTI”)
Our long-term incentive program is comprised of stock options, RSUs and PSUs. This mix of equity-based awards places a substantial portion of compensation at risk and effectively links equity compensation to long-term shareholder value creation and financial results.
Stock Options/Restricted Stock Units
We grant our NEOs an equal mix of stock options and RSUs. The Committee believes that this mix provides an effective balance between performance and retention for our NEOs, and conserves share usage under our incentive stock plan. Stock options are considered “at risk” since there is no value unless the stock price appreciates during the term of the option period. RSUs, on the other hand, provide stronger retentive value because they have value even if our stock price does not grow during the restricted period. The Committee reviews our equity mix and grant policies annually to ensure they are aligned with our pay for performance philosophy, our executive compensation objectives and the interests of our shareholders.
Stock option and RSU targets are expressed in dollars. The dollar target is converted to a number of shares based on the fair market value of the Company’s shares on the date that the award is granted.
Both stock options and RSUs generally vest ratably, one third per year, over a three-year period following the grant. Dividend equivalents are accrued on outstanding RSU awards at the same time and at the same rate as dividends paid to shareholders. Dividend equivalents on RSUs are only payable if the underlying RSU award has vested. At the time of vesting, one ordinary share is issued for each RSU, and any accrued dividend equivalents are paid in cash.
Performance Share Program (“PSP”)
Our PSP is an equity-based incentive compensation program that provides our NEOs and other key executives with an opportunity to earn PSUs based on our performance relative to the companies in the S&P 500 Industrials Index. PSUs granted in 2022 are earned or forfeited following a three-year performance period based equally on our relative average CROIC and relative TSR as compared to the companies within the S&P 500 Industrials Index. The actual number of PSUs earned or forfeited (which can range from 0% to 200% of target) for grants made in 2022 is based on the following thresholds:

Company Performance Relative to the Companies within the S&P 500 Industrials Index	2022 – 2024 Measurement Period % of Target PSUs Earned*
< 25th Percentile	0%
25th Percentile	25%
50th Percentile	100%
> 75th Percentile	200%
*    Results are interpolated between percentiles achieved.
PSP target awards for NEOs are expressed as a dollar amount and set in consideration of competitive long-term incentive market values for executives in our peer group with similar roles and responsibilities and our mix of long-term incentives. The dollar target is converted to share equivalent PSUs based on the fair market value of our shares on the date that the award is granted.
•TSR is measured as the total stock price appreciation and dividends earned during the three years of the performance cycle. To prevent an anomalous short-term change in stock price from having an inappropriate and outsized impact on payout levels, a 30-day average stock price at the beginning and ending periods is used. TSR provides a tool for measuring performance among peers.
•CROIC is measured by dividing Free Cash Flow by gross fixed assets (Property, Plant & Equipment) plus Working Capital (Accounts and Notes Receivable plus Inventory less Accounts and Notes Payable). CROIC is calculated in accordance with GAAP, subject to adjustments for unusual or infrequent items; the impact of any change in accounting principles; and gains or charges associated with discontinued operations or through the acquisition or divestiture of a business. As a result, expense for outstanding PSP awards is recorded using the fixed accounting method.

54

COMPENSATION DISCUSSION AND ANALYSIS
The Committee retains the authority and discretion to make downward adjustments to the calculated PSP award payouts or not to grant any award payout regardless of actual performance.
Dividend equivalents are accrued on outstanding PSU awards at the same time and at the same rate as dividends paid to shareholders. Dividend equivalents are only paid upon vesting on the number of PSUs actually earned and vested. Dividend equivalents are payable in cash at the time the shares associated with vested PSUs are distributed unless the NEO elected to defer the shares into our executive deferred compensation plan, in which case the dividend equivalents are also deferred and subsequently settled in shares of our stock.
2022 Equity Awards
In 2022, the Committee approved the stock option, RSU and target value of PSU awards based on its evaluation of market competitiveness and each NEO’s sustained individual performance and demonstrated potential to impact future business results. The values in the table below reflect equity-based awards approved by the Committee. The target values for the PSU awards differ from the corresponding values reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table due to different methodologies used in assigning the economic value of equity-based awards required for accounting and Proxy Statement reporting purposes. The Committee makes equity award decisions based on grant date expected value while the accounting and Proxy Statement values are determined in accordance with GAAP requirements. The PSU awards are earned, in part, based on TSR performance relative to the S&P 500 Industrials Index over a three-year performance period, which requires valuations to take into account the expected payout distribution from 0-200% of target for accounting and Proxy Statement purposes.

Name	Stock Option Award ($)	RSU Award ($)	Target Value 2022-2024 PSU Award ($)
Mr. David S. Regnery	2,000,000	2,000,000	4,000,000
Mr. Christopher J. Kuehn	625,000	625,000	1,250,000
Mr. Paul A. Camuti	375,000	375,000	750,000
Mr. Evan M. Turtz	350,000	350,000	700,000
Mr. Raymond D. Pittard	196,875	196,875	375,000

2020-2022 Performance Share Units Payout
As discussed above, PSUs for the three-year 2020-2022 performance period were earned based on the Company’s CROIC and TSR performance relative to the companies in the S&P 500 Industrials Index.
•CROIC is measured as the average of the annual CROIC in each of the three years of the performance cycle. CROIC was 29.0% for the 2020-2022 period, which ranked at the 80th percentile of the companies in the S&P 500 Industrials Index.
•TSR is measured as the total stock price appreciation plus dividends earned during the three years of the performance cycle. To account for stock price volatility, a 30-day average stock price at the beginning and ending periods is used. TSR was 57.17% for the 2020-2022 period, which ranked at the 78th percentile of the companies in the S&P 500 Industrials Index. For purposes of the TSR calculation, the Reverse Morris Trust transaction in Q1 2020 was treated as a dividend of $28.93 per share.
PSUs for the 2020-2022 performance cycle achieved 200% of target levels as summarized in the table below.

Performance Metric	Company Performance	Percentile Rank	Metric Payout	Weighting	Payout Level
Relative CROIC	29.0%	80th	200%	50%	100%
Relative TSR	57.17%	78th	200%	50%	100%
		Total Award Payout Percentage:			200%

2023 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS
VI. Other Compensation and Tax Matters
Retirement Programs and Other Benefits
We offer a qualified defined contribution (401(k)) plan called the Trane Technologies Employee Savings Plan (the “ESP”) to our salaried and non-union hourly U.S. workforce, including the NEOs. The ESP is a plan that provides a dollar-for-dollar Company match on the first six percent of the employee’s eligible compensation that the employee contributes to the ESP. The ESP has several investment options and is an important component of our U.S. retirement program.
We also have a nonqualified defined contribution plan. The Trane Technologies Supplemental Employee Savings Plan (the “Supplemental ESP”) is an unfunded plan that makes up employer contributions that cannot be made to the ESP due to the Internal Revenue Code (“the Code”) limitation on the amount of compensation considered under the ESP or due to a deferral election under another nonqualified plan. Supplemental ESP balances are deemed to be invested in the funds selected by the NEOs, which are the same funds available in the ESP, except for a self-directed brokerage account, which is not available in the Supplemental ESP.
We maintain qualified and nonqualified defined benefit pension plans for our employees hired before July 1, 2012, including our NEOs, to provide for fixed benefits upon retirement based on the individual’s age, compensation and years of service. These plans include the Trane Technologies Pension Plan Number One (“Pension Plan”), the Trane Technologies Supplemental Pension Plan (the “Supplemental Pension Plan I”) and the Trane Technologies Supplemental Pension Plan II (“Supplemental Pension Plan II” and, together with the Supplemental Pension Plan I, the “Supplemental Pension Plans”) and our supplemental executive retirement plan (the Key Management Supplemental Program (“KMP”)). In 2022, the Committee elected to close the KMP to new entrants; however, current participants continue to accrue benefits. Refer to the Pension Benefits table and accompanying narrative for additional details on these programs.
In June 2012, our Board of Directors approved significant changes to our broad-based, qualified retirement programs with the intent to move employees from a combined defined benefit/defined contribution approach to a fully defined contribution plan approach over time. Employees active prior to July 1, 2012 were given a choice between continuing to participate in the defined benefit plan until December 31, 2022 or discontinuing their participation in the defined benefit plan and moving to an enhanced version of the ESP effective January 1, 2013. Employees hired or rehired on or after July 1, 2012 were automatically covered under the enhanced version of the ESP. Under the enhanced version of the ESP, employees receive a basic employer contribution equal to two percent of eligible compensation in addition to the Company’s matching contribution. Effective as of December 31, 2022, accruals in the Pension Plan and the Supplemental Pension Plans have ceased for all employees. Additional details on the changes can be found in the narrative accompanying the Pension Benefits table.
Our Trane Technologies Executive Deferred Compensation Plan (the “EDCP I”) and the Trane Technologies Executive Deferred Compensation Plan II (the “EDCP II” and, together with the EDCP I, the “EDCP”) allow eligible employees to defer receipt of a portion of their annual salary, AIM award and/or PSP award in exchange for deemed investments in our ordinary shares or in the same funds available in the ESP, except for a self-directed brokerage account. Refer to the Nonqualified Deferred Compensation table for additional details on the EDCP.
We provide an enhanced, long-term disability plan to certain executives. The plan supplements the broad-based group plan and provides an additional monthly maximum benefit if the executive elects to purchase supplemental coverage under the group plan. It has an underlying individual policy that is portable when the executive terminates.
In light of the enactment of Section 409A of the Code as part of the American Jobs Creation Act of 2004, “mirror plans” for several of our nonqualified plans, including the Trane Technologies Supplemental Pension Plan I and the EDCP I, were created. The mirror plans are the Trane Technologies Supplemental Pension Plan II and the EDCP II. The purpose of these mirror plans is not to provide additional benefits to participants, but merely to preserve the tax treatment of the plans that were in place prior to December 31, 2004. For the Supplemental Pension Plans, the mirror plan benefits are calculated by subtracting the original benefit value to avoid double counting the benefit. For the EDCP plans, balances accrued through December 31, 2004 are maintained separately from balances accrued after that date.
We provide our NEOs with other benefits that we believe are consistent with prevailing market practice and those of our peer companies. These other benefits and their incremental cost to the Company are reported in “All Other Compensation” shown in the Summary Compensation Table.

56

COMPENSATION DISCUSSION AND ANALYSIS
Severance Arrangements
In connection with recruiting of certain officers, we generally enter into employment arrangements that provide for severance payments upon certain termination events other than in the event of a change in control (which is covered by separate agreements with the officers). Mr. Regnery has such an arrangement in his employment agreement. In 2019 we amended our Major Restructuring Severance Plan, originally adopted in 2012, to provide certain employees, including our NEOs, with certain benefits in the event of a termination of employment without cause or for good reason under a Major Restructuring (as defined in the Post-Employment Section below). Although we do not have a formal severance policy for our executives (other than in the event of a Major Restructuring), we do have guidelines that in most cases would provide for severance in the event of termination without cause.
The severance payable under the employment agreement for Mr. Regnery and the benefits available in connection with a Major Restructuring and under the severance guidelines are further described in the “Post-Employment Benefits” section of this Proxy Statement.
Change-in-Control Provisions
We have entered into change-in-control agreements with our NEOs. Payments are subject to a “double trigger,” meaning that payments would be received only if an officer is terminated without cause or resigns for good reason within two years following a change in control. We provide change-in-control agreements to our NEOs to focus them on the best interests of shareholders and assure continuity of management in circumstances that reduce or eliminate job security and might otherwise lead to accelerated departures. Under the Incentive Stock Plan of 2018 (“2018 Plan”), time-based awards will only vest and become exercisable or payable, as applicable, on a change in control if they are not assumed, substituted, or otherwise replaced in connection with the change in control. If the awards are assumed or continued after the change in control, the Committee may provide that such awards will be subject to automatic vesting acceleration upon a participant’s involuntary termination within a designated period following the change in control. Furthermore, under the 2018 Plan, PSUs will automatically vest upon a change in control of the Company based on (i) the target level prorated to reflect the period the participant was in service during the performance period or (ii) the actual performance level attained, as determined by the Committee. Outstanding PSUs would be prorated based on the target for the actual days worked during the applicable performance period. Refer to the “Post-Employment Benefits” section of this Proxy Statement for a more detailed description of the change-in-control provisions.
Tax and Accounting Considerations
Although we consider the tax and accounting consequences of our compensation programs, the forms of compensation we utilize are determined primarily by their effectiveness in creating maximum alignment with our key strategic objectives and the interests of our shareholders.
Timing of Awards
The Committee generally grants our regular annual equity awards after the annual earnings release. The grant date is never selected or changed to increase the value of equity awards for executives.
Clawback/Recoupment Policy
To further align the interests of our employees and our shareholders, we have a clawback/recoupment policy to ensure that any fraud or intentional misconduct leading to a restatement of our financial statements would be properly addressed. The policy provides that if it is found that an employee committed fraud or engaged in intentional misconduct that resulted, directly or indirectly, in a need to restate our financial statements, then the Committee has the discretion to direct the Company to recover all or a portion of any cash or equity incentive compensation paid or value realized, and/or to cancel any stock-based awards or AIM award granted to an employee on or after February 2, 2010, the effective date of the policy. The Committee may also request that the Company seek to recover any gains realized on or after the effective date of the policy for equity or cash awards made prior to that date (including AIM, stock options, PSUs and RSUs). Application of the clawback/recoupment policy is subject to a determination by the Committee that: (i) the cash incentive or equity compensation to be recouped was calculated on, or its realized value affected by, the financial results that were subsequently restated; (ii) the cash incentive or equity award would have been less valuable than what was actually awarded or paid based on the application of the correct financial results; and (iii) the employee to whom the policy applied engaged in fraud or intentional misconduct. The Committee will review this policy in 2023, and will revise it as necessary to ensure that it aligns with the final clawback policy requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable NYSE listing standards.

2023 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS
Share Ownership Requirements
We impose share ownership requirements on each of our officers. These share ownership requirements are designed to encourage share ownership by our officers and to further align their interests with our shareholders. Each officer must achieve and maintain ownership of ordinary shares or ordinary share equivalents at or above a prescribed level. In October 2022, to align our share ownership requirements with prevalent market practice, we moved from a fixed-share approach to a multiple of base salary approach.
The new requirements are as follows:

Position	Number of Active Participants as of the Record Date	Individual Ownership Requirement (Multiple of Base Salary)	Average Actual Multiple of Base Salary(a)
Chair and Chief Executive Officer	1	6	15.0
Chief Financial Officer	1	4	13.1
Executive Vice Presidents and Senior Vice Presidents	7	3	12.1
Strategic Business Unit Presidents and Chief Accounting Officer	7	2	3.6
(a)Based on the closing price on the record date of $170.68.
These ownership requirements have been met by all the NEOs who continue to be employed by the Company as of the record date.
Our share ownership program requires the accumulation of ordinary shares (or ordinary share equivalents) over a five-year period following the date the person becomes subject to share ownership requirements at the rate of 20% of the required level each year. Executives who are promoted and have their ownership requirement increased have five years to achieve the new level from the date of promotion. Ownership credit is given for actual ordinary shares owned, deferred compensation that is invested in ordinary shares within our EDCP Plan, ordinary share equivalents accumulated in our qualified and nonqualified employee savings plans as well as unvested RSUs. Stock options and unvested PSUs do not count toward meeting the share ownership target. If executives fall behind their scheduled accumulation level during their applicable accumulation period, or if they fail to maintain their required level of ownership after their applicable accumulation period, their right to exercise stock options will be limited to “buy and hold” transactions, and any shares received upon the vesting of RSU and PSU awards must be held until the required ownership level is achieved.

58

Human Resources and Compensation Committee Report
We have reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on our review and discussion, we recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
HUMAN RESOURCES AND COMPENSATION COMMITTEE

Tony L. White (Chair)	Mark R. George
Kirk E. Arnold	John A. Hayes
Jared L. Cohon	Linda P. Hudson
Gary D. Forsee

2023 Proxy Statement	59

Executive Compensation
The following table provides summary information concerning compensation paid by the Company or accrued on behalf of our NEOs for services rendered during the years ended December 31, 2022, 2021 and 2020.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
D. S. Regnery Chair and Chief Executive Officer	2022	1,237,500	—	6,082,088	2,000,006	3,029,377	—	421,224	12,770,195
	2021	1,037,500	—	5,173,935	1,500,036	2,224,399	2,695,010	257,638	12,888,518
	2020	850,000	150,000	2,408,938	650,009	850,000	3,735,597	119,679	8,764,223
C. J. Kuehn Executive Vice President and Chief Financial Officer	2022	762,500	—	1,900,662	625,024	1,252,143	—	172,830	4,713,159
	2021	713,750	—	1,783,728	600,003	1,205,682	191,069	121,536	4,615,768
	2020	642,742	150,000	1,667,489	450,012	680,000	445,140	88,607	4,123,990
P. A. Camuti Executive Vice President and Chief Technology and Sustainability Officer	2022	633,750	—	1,140,634	375,015	799,021	—	103,565	3,051,985
	2021	608,750	—	1,300,297	412,530	827,942	210,898	78,125	3,438,542
	2020	575,000	150,000	1,389,663	375,008	501,500	814,644	77,655	3,883,470
E. M. Turtz Senior Vice President and General Counsel	2022	593,750	—	1,064,548	350,035	616,891	—	91,407	2,716,631
	2021	563,750	—	891,952	300,016	637,488	564,580	67,668	3,025,454
R. D. Pittard Executive Vice President Supply Chain, Engineering and Information Technology	2022	581,875	—	579,764	196,893	711,903	—	104,907	2,175,342
(a)Pursuant to the EDCP II, a portion of a participant’s annual salary may be deferred into a number of investment options. For 2022, Mr. Turtz elected to defer 10% of his annual salary into the EDCP II. Amounts shown in this column are not reduced to reflect deferrals of annual salary into the EDCP II.
(b)The amounts in this column reflect the aggregate grant date fair value of PSU awards and any RSU awards granted for the year under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the ASC 718 values see Note 14, “Share-Based Compensation,” to the Company’s consolidated financial statements contained in its 2022 Form 10-K. The ASC grant date fair value of the PSU award is spread over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures. In determining the aggregate grant date fair value of the PSU awards, the awards are valued assuming target level performance achievement. The table below includes the maximum grant date value of the 2022-2024 PSU awards for the persons listed. If the maximum level performance achievement is assumed, the aggregate grant date fair value of the PSU awards would be as follows:

Name	Maximum Grant Date Value of PSU Awards ($)
D. S. Regnery	8,163,892
C. J. Kuehn	2,551,152
P. A. Camuti	1,530,964
E. M. Turtz	1,428,946
R. D. Pittard	765,653

60

EXECUTIVE COMPENSATION
(c)The amounts in this column reflect the aggregate grant date fair value of stock option grants for financial reporting purposes for the year under ASC 718 and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the ASC 718 values see Note 14, “Share-Based Compensation,” to the Company’s consolidated financial statements contained in its 2022 Form 10-K. Please see “2022 Grants of Plan-Based Awards” and “Outstanding Equity Awards at December 31, 2022” for additional detail.
(d)This column reflects the amounts earned as annual awards under the AIM program. Unless deferred into the EDCP II, AIM program payments are made in cash. For 2022, Mr. Regnery, Mr. Kuehn and Mr. Turtz elected to defer a percentage (60%, 15% and 10% respectively) of their AIM awards into the EDCP II. Amounts shown in this column are not reduced to reflect deferrals of AIM awards into the EDCP II.
(e)This column represents the change in pension value for our NEOs under the Pension Plan, Supplemental Pension Plans, and the KMP, as applicable. The amounts reported in this column vary with a number of factors, including the discount rate applied to determine the present value of pension benefits. Because interest rates increased, the change in the value of pension benefits for our NEOs is negative. As Mr. Pittard became an NEO during 2022, the amount shown represents the difference between his Pension Benefit Table amount as of December 31, 2022 and the amount that would have been reported as of December 31, 2021 if he had been an NEO at that time. For the changes in pension value that are negative, those changes are included in the table below:

Name	Change in Pension Value ($)
D. S. Regnery	(589,239)
C. J. Kuehn	(106,837)
P. A. Camuti	(70,294)
E. M. Turtz	(517,364)
R. D. Pittard	(1,488,957)
Other external factors, outside the influence of the plan design, also impact the values shown in this column. Examples of these factors include changes to mortality tables as well as interest and discount rates.
There was no above market interest earned by the NEOs in any year.
(f)The following table summarizes the components of this column for fiscal year 2022:

Name	Company Contributions ($)(1)	Tax Assistance ($)(2)	Personal use of Aircraft ($)(3)	Company Cost For Life Insurance/LTD ($)	Executive Health Program ($)(4)	Financial Planning ($)	Other Benefits ($)(5)	Total ($)
D. S. Regnery	207,714	100,810	72,008	10,613	5,830	9,269	14,980	421,224
C. J. Kuehn	157,455	—	—	3,483	3,889	2,850	5,153	172,830
P. A. Camuti	87,702	—	—	6,386	5,460	3,600	417	103,565
E. M. Turtz	73,874	—	—	3,901	2,743	10,740	149	91,407
R. D. Pittard	77,195	—	6,787	4,154	4,430	9,000	3,341	104,907
(1)Represents Company contributions under the Company’s ESP and Supplemental ESP plans.
(2)The amount for Mr. Regnery represents tax equalization payments related to Irish taxes owed on $335,000, which is the portion of his income that is allocated to his role as a Director of the Company and $13,910 of benefits in kind primarily due to spousal travel to the June 2022 Board meeting. Without these payments, Mr. Regnery would be subject to double taxation on this amount since he is already paying U.S. taxes on this income.
(3)For Mr. Regnery, this amount includes the incremental cost to the Company of personal use of the Company aircraft (whether leased or owned) by the Chair and CEO. For security and safety reasons and to maximize his availability for Company business, the Board of Directors requires the Chair and CEO to travel on Company-provided aircraft for business and personal purposes, unless commercial travel is deemed a minimal security risk by the Company. The incremental cost to the Company of personal use of the aircraft is calculated: (i) by taking the hourly average variable operating costs to the Company (including fuel, maintenance, on board catering and landing fees) multiplied by the amount of time flown for personal use in the case of leased aircraft; and (ii) by multiplying the flight time by a variable fuel charge and the average fuel price per gallon and adding any ground costs such as landing and parking fees as well as crew charges for travel expenses in the case of the Company owned aircraft. Both methodologies exclude fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, management fees and training, hangar and insurance expenses. We impose an annual limit of $150,000 on the Chair and CEO’s non-business use of Company-provided aircraft. Under the Company’s aircraft use policy, the Human Resources and Compensation Committee has determined that business use includes travel that is related to the Company’s business or benefits the Company, such as travel to meetings of other boards on which the Chair and CEO sits. In 2022, Mr. Regnery did not incur any charges for such business-related travel.
For Mr. Pittard, this amount represents bereavement use of the Company aircraft.
(4)The amount includes medical services provided through an on-site physician under the Executive Health Program for all NEOs. For Mr. Regnery and Mr. Pittard, the amount also includes the estimated year-over-year increase in the value of the retiree medical plan, calculated based on the methods used for financial statement as they are the only NEOs eligible for the subsidized retiree medical plan upon retirement.
(5)These amounts include: (i) product rebates and Company-branded items, (ii) fitness reimbursement, (iii) spousal travel to the June 2022 board meeting along with meals and entertainment and (iv) rewards/recognition.

2023 Proxy Statement	61

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the NEOs during fiscal 2022. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of equity awards and grants made under non-equity incentive plans in the Summary Compensation Table. For additional information regarding outstanding awards, please see the “Outstanding Equity Awards at December 31, 2022” table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh)(d)	Grant Date Fair Value of Stock and Option Awards ($)(e)
		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
D. S. Regnery
AIM	—	562,500	1,875,000	3,750,000	—	—	—	—	—	—	—
PSUs (2022-2024)	2/1/2022	—	—	—	5,982	23,927	47,854	—	—	—	4,081,946
Options	2/1/2022	—	—	—	—	—	—	—	55,726	167.18	2,000,006
RSUs	2/1/2022	—	—	—	—	—	—	11,964	—	—	2,000,142
C. J. Kuehn
AIM	—	232,500	775,000	1,550,000	—	—	—	—	—	—	—
PSUs (2022-2024)	2/1/2022	—	—	—	1,870	7,477	14,954	—	—	—	1,275,576
Options	2/1/2022	—	—	—	—	—	—	—	17,415	167.18	625,024
RSUs	2/1/2022	—	—	—	—	—	—	3,739	—	—	625,086
P. A. Camuti
AIM	—	163,200	544,000	1,088,000	—	—	—	—	—	—	—
PSUs (2022-2024)	2/1/2022	—	—	—	1,122	4,487	8,974	—	—	—	765,482
Options	2/1/2022	—	—	—	—	—	—	—	10,449	167.18	375,015
RSUs	2/1/2022	—	—	—	—	—	—	2,244	—	—	375,152
E. M. Turtz
AIM	—	126,000	420,000	840,000	—	—	—	—	—	—	—
PSUs (2022-2024)	2/1/2022	—	—	—	1,047	4,188	8,376	—	—	—	714,473
Options	2/1/2022	—	—	—	—	—	—	—	9,753	167.18	350,035
RSUs	2/1/2022	—	—	—	—	—	—	2,094	—	—	350,075
R. D. Pittard
AIM	—	132,188	440,625	881,250	—	—	—	—	—	—	—
PSUs (2022-2024)	2/1/2022	—	—	—	561	2,244	4,488	—	—	—	382,826
Options	2/1/2022	—	—	—	—	—	—	—	5,486	167.18	196,893
RSUs	2/1/2022	—	—	—	—	—	—	1,178	—	—	196,938
(a)The target award levels established for the AIM program are established annually in February and are expressed as a percentage of the NEO’s base salary. Refer to “Compensation Discussion and Analysis” under the heading “Annual Incentive Matrix Program” for a description of the Human Resources and Compensation Committee’s process for establishing AIM program target award levels. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the AIM program that were paid in February 2023, based on performance in 2022. Thus, the amounts shown in the “threshold,” “target” and “maximum” columns reflect the range of potential payouts when the target award levels were established in February 2022 for all NEOs. The AIM program pays $0 for performance below threshold. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(b)The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for PSU awards. The PSP pays $0 for performance below threshold. For a description of the Human Resources and Compensation Committee’s process for establishing PSP target award levels and the terms of PSU awards, please refer to “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Program” and the “Post-Employment Benefits” section below.

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(c)The amounts in these columns reflect the stock option and RSU awards. For a description of the Human Resources and Compensation Committee’s process for determining stock option and RSU awards and the terms of such awards, see “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Program” and the “Post-Employment Benefits” section below.
(d)Stock options were granted under the Company’s 2018 Plan, which requires options to be granted at an exercise price equal to or greater than the fair market value of the Company’s ordinary shares on the date of grant. The fair market value is defined in the 2018 Plan as the closing price of the Company’s ordinary shares listed on the NYSE on the grant date.
(e)Amounts in this column include the grant date fair value of the equity awards calculated in accordance with ASC 718. The Company cautions that the actual amount ultimately realized by each NEO from the stock option awards will likely vary based on a number of factors, including stock price fluctuations, differences from the valuation assumptions used and timing of exercise or applicable vesting. For a description of the assumptions made in valuing the equity awards see Note 14, “Share-Based Compensation” to the Company’s consolidated financial statements contained in its 2022 Form 10-K. For PSUs, the grant date fair value has been determined based on achievement of target level performance, which is the performance threshold the Company believes is the most likely to be achieved under the grants.

2023 Proxy Statement	63

EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2022

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date(b)	Number of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
D. S. Regnery	2/3/2015	17,585	—	52.28	2/2/2025	—	—	—	—
	2/10/2016	29,450	—	38.99	2/9/2026	—	—	—	—
	2/7/2017	22,497	—	62.53	2/6/2027	—	—	—	—
	2/6/2018	43,778	—	70.22	2/5/2028	—	—	—	—
	2/5/2019	48,091	—	78.97	2/4/2029	—	—	—	—
	3/9/2020	25,964	12,982	105.28	3/8/2030	2,059	346,097	12,349	2,075,743
	2/8/2021	8,772	17,544	148.98	2/7/2031	3,491	586,802	8,727	1,466,921
	7/1/2021	6,478	12,956	186.20	6/30/2031	2,578	433,336	9,130	1,534,662
	2/1/2022	—	55,726	167.18	1/31/2032	11,964	2,011,029	23,927	4,021,889
C. J. Kuehn	2/6/2018	8,025	—	70.22	2/5/2028	—	—	—	—
	2/5/2019	13,591	—	78.97	2/4/2029	—	—	—	—
	3/9/2020	17,975	8,988	105.28	3/8/2030	1,425	239,528	8,549	1,437,001
	2/8/2021	6,747	13,496	148.98	2/7/2031	2,686	451,490	6,713	1,128,388
	2/1/2022	—	17,415	167.18	1/31/2032	3,739	628,489	7,477	1,256,809
P. A. Camuti	2/7/2017	23,687	—	62.53	2/6/2027	—	—	—	—
	2/6/2018	23,640	—	70.22	2/5/2028	—	—	—	—
	2/5/2019	22,810	—	78.97	2/4/2029	—	—	—	—
	3/9/2020	14,979	7,490	105.28	3/8/2030	1,188	199,691	7,124	1,197,473
	2/8/2021	4,639	9,279	148.98	2/7/2031	1,846	310,294	5,035	846,333
	2/1/2022	—	10,449	167.18	1/31/2032	2,244	377,194	4,487	754,220
E. M. Turtz	2/6/2018	1,926	—	70.22	2/5/2028	—	—	—	—
	2/5/2019	4,182	—	78.97	2/4/2029	—	—	—	—
	3/9/2020	5,992	2,996	105.28	3/8/2030	475	79,843	2,375	399,214
	2/8/2021	3,374	6,748	148.98	2/7/2031	1,343	225,745	3,357	564,278
	2/1/2022	—	9,753	167.18	1/31/2032	2,094	351,980	4,188	703,961
R. D. Pittard	8/1/2019	15,813	—	94.91	7/31/2029	—	—	—	—
	3/9/2020	7,190	3,595	105.28	3/8/2030	570	95,811	2,280	383,245
	2/8/2021	2,227	4,454	148.98	2/7/2031	887	149,096	1,611	270,793
	2/1/2022	—	5,486	167.18	1/31/2032	1,178	198,010	2,244	377,194
(a)These columns represent stock option awards. These awards generally become exercisable in three equal annual installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(b)All options granted to the NEOs expire on the tenth anniversary (less one day) of the grant date.
(c)This column represents unvested RSUs. RSUs generally become vested in three equal annual installments beginning on the first anniversary after the date of grant, subject to continued employment or retirement.
(d)The market value was computed based on $168.09, the closing market price of the Company’s ordinary shares on the NYSE at December 30, 2022.
(e)This column represents the target number of unvested and unearned PSUs. PSUs vest upon the completion of a three-year performance period. The actual number of shares an NEO will receive, if any, is subject to achievement of the performance goals as certified by the Human Resources and Compensation Committee, and continued employment.

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EXECUTIVE COMPENSATION
2022 Option Exercises and Stock Vested
The following table provides information regarding the amounts received by each NEO upon exercise of stock options, the vesting of RSUs or the vesting of PSUs during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. S. Regnery	14,651	861,785	36,891	7,448,778
C. J. Kuehn(b)	—	—	3,522	559,512
P. A. Camuti	—	—	18,575	3,189,107
E. M. Turtz(c)	—	—	3,143	488,126
R. D. Pittard	5,019	121,010	10,567	1,782,905
(a)This column reflects the aggregate dollar amount realized by the NEO upon the exercise of the stock options by determining the difference between the market price of the Company’s ordinary shares at exercise and the exercise price of the stock options.
(b)Mr. Kuehn elected to defer the shares acquired upon the vesting of his PSU award on March 1, 2022 into the Company’s EDCP II. Mr. Kuehn deferred 8,234 shares having a value of $1,252,062. Mr. Kuehn’s cash dividends of $50,494 that had accrued on the deferred PSU award were also deferred under the EDCP II. Please see “2022 Nonqualified Deferred Compensation” for more information about the terms of the Company’s EDCP Plans.
(c)Mr. Turtz elected to defer a portion of the shares acquired upon the vesting of his PSU award on March 1, 2022 into the Company’s EDCP II. Mr. Turtz deferred 888 shares having a value of $135,029. Mr. Turtz’s cash dividends of $5,445 that had accrued on the deferred PSU award were also deferred under the EDCP II. Please see “2022 Nonqualified Deferred Compensation” for more information about the terms of the Company’s EDCP Plans.
2022 Pension Benefits
The NEOs participate in one or more, but not in all, of the following defined benefit plans:
•the Pension Plan;
•the Supplemental Pension Plans; and
• the KMP.
The Pension Plan is a funded, tax qualified, non-contributory (for all but a small subset of participants) defined benefit plan that covers the majority of the Company’s salaried and non-union hourly U.S. employees who were hired or rehired prior to July 1, 2012. The Pension Plan provides for normal retirement at age 65 and the formula to determine the lump sum benefit under the Pension Plan is five percent of final average pay (the five consecutive years with the highest compensation out of the last ten years of eligible compensation) multiplied by years of credited service (as defined in the Pension Plan). A choice for distribution between an annuity and a lump sum option is available. The Pension Plan was closed to new participants after June 30, 2012 and no further benefits will accrue to any Pension Plan participant for service performed after December 31, 2022. In addition, any employee who was a Pension Plan participant on June 30, 2012 was provided the option to waive participation in the Pension Plan effective January 1, 2013, and in lieu of participation in the Pension Plan, receive an annual non-elective employer contribution equal to two percent of eligible compensation in the ESP.
The Supplemental Pension Plans are unfunded, nonqualified, non-contributory defined benefit restoration plans. The Supplemental Pension Plans restore what is lost in the Pension Plan due to limitations under the Code on the annual compensation and benefits recognized when calculating benefits under the qualified Pension Plan. The Supplemental Pension Plans cover all employees of the Company who participate in the Pension Plan and who are impacted by the Code compensation and benefits limits. A participant must meet the vesting requirements of the qualified Pension Plan to vest in benefits under the Supplemental Pension Plans. Benefits under the Supplemental Pension Plans are available only as a lump sum distribution after termination and paid in accordance with Section 409A of the Code. As a result of the 2012 changes to the Pension Plan, the Supplemental Pension Plans were closed to employees hired after June 30, 2012, and no further benefits will accrue to any Supplemental Plan participant for service performed after December 31, 2022.
The KMP is an unfunded, nonqualified, non-contributory defined benefit plan available to certain key management employees on a highly selective basis. The KMP is designed to replace a percentage of a key employee’s final average pay based on their age and years of service at the time of retirement. Final average pay is defined as the sum of the key employee’s current annual base salary plus the average of the employee’s three highest AIM awards during the most recent six years. No other components of compensation (other than base salary and AIM awards) are included in final average pay. The KMP provides a benefit pursuant to a formula in which 1.7% of a key employee’s final average pay is multiplied by years of service (up to a maximum of 30 years) and then reduced by the value of other retirement benefits the key employee will receive that are provided by the Company under certain qualified and nonqualified retirement plans as well as Social Security.

2023 Proxy Statement	65

EXECUTIVE COMPENSATION
Vesting occurs at the earlier of the attainment of age 55 and the completion of 5 years of service or age 65. For employees who began participating on or after June 2015, there is a minimum 5-year service requirement from date of participation to date of retirement. Benefits are only available as a lump sum after termination and paid in accordance with Section 409A of the Code. In 2022, the Committee made the decision to close the KMP to new entrants effective immediately. Mr. Regnery, Mr. Kuehn, Mr. Camuti, Mr. Turtz and Mr. Pittard participate in the KMP.
The table below represents the estimated present value of defined benefits for the plans in which each NEO participates.

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)
D. S. Regnery(c)	Pension Plan	37.42	509,898
	Supplemental Pension Plan I	19.42	346,192
	Supplemental Pension Plan II	37.42	2,750,056
	KMP	30	11,669,049
C. J. Kuehn	KMP	7.58	1,113,958
P. A. Camuti	Pension Plan	11.42	164,923
	Supplemental Pension Plan II	11.42	504,600
	KMP	11.42	2,251,193
E. M. Turtz	Pension Plan	18.58	184,298
	Supplemental Pension Plan II	18.58	350,534
	KMP	18.58	2,126,293
R. D. Pittard(c)	Pension Plan	32.67	378,912
	Supplemental Pension Plan II	32.67	939,631
	KMP	30	4,057,502
(a)Under the KMP, for officers covered prior to May 19, 2009, a full year of service is credited for any year in which they work at least one day. In the Pension Plan, the Supplemental Pension Plans as well as the KMP for officers covered on or after May 19, 2009, the number of years of credited service is based on elapsed time (i.e., credit is given for each month in which a participant works at least one day). The years of credited service used for calculating benefits under all plans are the years of credited service through December 31, 2022. The years of crediting service used for calculating benefits under the Supplemental Pension Plan I are the years of crediting service through December 31, 2004 and the benefits earned under this plan serve as offsets to the benefits earned under the Supplemental Pension Plan II.
(b)The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 5.52% for the Pension Plan; (ii) a discount rate of 5.46% for the Supplemental Pension Plan II and KMP; (iii) retirement at age 65 and (iv) the 2006 rates underlying the RP-2014 mortality tables projected to the 2014 base year using the MP-2017 projection scale and further projected generationally using the MP-2020 projection scale. For the Supplemental Pension Plan II and the KMP, additional assumptions include payment in a lump sum.
(c)Under the provisions of the KMP, Mr. Regnery’s and Mr. Pittard’s service is capped at 30 years.

66

EXECUTIVE COMPENSATION
2022 Nonqualified Deferred Compensation
The Company’s EDCP is an unfunded, nonqualified plan that permits certain employees, including the NEOs, to defer receipt of up to 50% of their annual salary and up to 100% of their AIM awards and PSP awards. Elections to defer generally must be made prior to the beginning of the calendar year or performance period, as applicable. The Company has established a nonqualified grantor trust with a bank as the trustee to hold certain assets as a funding vehicle for the Company’s obligations under the EDCP. These assets are considered general assets of the Company and are available to its creditors in the event of the Company’s insolvency. Amounts held in the trust are invested by the trustee using various investment vehicles.
Participants are offered certain investment options (the same investment options available in the ESP other than the self-directed brokerage) and can choose how they wish to allocate their cash deferrals among those investment options. Participants are 100% vested in all amounts deferred and bear the risk of any earnings and losses on such deferred amounts.
Generally, deferred amounts may be distributed following termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. If a participant has completed five or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates without meeting these requirements, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over five, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least two years after the end of the plan year for which they are deferring. In-service distributions can be received in two to five annual installments, or if no election is made, in a lump sum. For those participants who have investments in ordinary shares, the distribution of these assets will be in the form of ordinary shares, not cash.
The following table provides information regarding contributions, distributions, earnings and balances for each NEO under our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)(d)
D. S. Regnery	EDCP	1,334,639	—	(718,396)	(850,092)	6,812,789
	Supplemental ESP	—	189,414	(206,892)	—	1,543,659
C. J. Kuehn	EDCP	1,509,535	—	(52,948)	—	2,426,925
	Supplemental ESP	—	133,055	(73,682)	—	473,423
P. A. Camuti	EDCP	—	—	(1,804,784)	—	9,925,859
	Supplemental ESP	—	69,402	(95,464)	—	621,714
E. M. Turtz	EDCP	266,208	—	(390,981)	—	2,038,334
	Supplemental ESP	—	55,574	(54,553)	—	382,032
R. D. Pittard	EDCP	—	—	(3,611,374)	—	17,410,664
	Supplemental ESP	—	58,895	(159,917)	—	823,452
(a)The annual deferrals (salary, AIM and PSP) are all reflected in the Salary column, the Non-Equity Incentive Plan column and the Stock Awards column, respectively of the Summary Compensation Table.
(b)All of the amounts reflected in this column are included in the All Other Compensation column of the Summary Compensation Table.
(c)Amounts in this column include gains and losses on investments, as well as dividends on ordinary shares or ordinary share equivalents. None of the earnings or losses reported in this column are included in the Summary Compensation Table.
(d)The following table reflects the amounts reported in this column as compensation to the NEOs in the Company’s Summary Compensation Table in Proxy Statements for prior years. Each of Mr. Regnery, Mr. Kuehn, Mr. Camuti, Mr. Turtz and Mr. Pittard first became NEOs and therefore had their compensation reported in the Company’s Proxy Statements beginning with fiscal years 2017 (Regnery), 2020 (Kuehn), 2019 (Camuti), 2021 (Turtz) and 2022 (Pittard).

Name	EDCP ($)	Supplemental ESP ($)
D. S. Regnery	1,910,441	372,864
C. J. Kuehn	160,685	148,218
P. A. Camuti	—	129,857
E. M. Turtz	201,964	38,685
R. D. Pittard	—	—

2023 Proxy Statement	67

EXECUTIVE COMPENSATION
Post-Employment Benefits
The following discussion describes the compensation to which each active NEO would be entitled in the event of termination of such executive’s employment.
Employment Arrangements and Severance Not in Connection with a Change in Control
Mr. Regnery is entitled to severance in the event of his involuntary termination without cause pursuant to the terms of his employment agreement. Under the terms of his employment agreement, Mr. Regnery is eligible for 24 months of base annual salary plus a prorated AIM award earned for the year of termination as determined and paid at the conclusion of the full performance year in accordance with the terms of the AIM program.
Although the Company does not have a formal severance policy for officers, NEOs who do not have employment agreements providing for severance and who are terminated by the Company other than for cause will generally be considered for severance benefits of up to 12 months’ base salary. Depending on the circumstances and timing of the termination, they may also be eligible for a pro-rated portion of their AIM award earned for the year of termination as determined and paid at the conclusion of the full performance year in accordance with the terms of the AIM program.
In addition, in general, the Company’s equity award agreements provide for the following treatment upon the occurrence of one of the specified events in the table below:

	Stock Options	RSUs	PSUs
Retirement	Continue to vest on the same basis as active employees and remain exercisable for a period of up to five years following retirement.	Continue to vest on the same basis as active employees.
Vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period unless full-time employment commences with another employer, in which case unvested awards are forfeited.

Group Termination	Immediately vest in the portion of the awards that would have vested within twelve months of termination and remain exercisable for a period of up to three years following termination of employment.	Immediately vest in the portion of the awards that would have vested within twelve months of termination.	Vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period.
Job Elimination	Unvested awards are forfeited and vested awards remain exercisable for a period of up to one year following termination.	Unvested awards are forfeited.	Vest pro-rata based on the time worked during the performance period and the achievement of performance goals through the end of the performance period.
Death or Disability	Immediately vest in unvested awards and vested awards remain exercisable for a period of up to three years following death or disability.	Immediately vest in unvested awards.
Vest pro-rata based on the time worked during the performance period and the achievement of performance goals at target performance unless termination occurs in the final quarter of the performance period in which case the awards vest based on actual performance.

In the event of a change in control or termination due to a Major Restructuring, severance would be determined pursuant to the terms of the change-in-control agreements or the Major Restructuring Severance Plan described below in lieu of severance under the terms of the employment agreements or the severance guidelines described above.

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EXECUTIVE COMPENSATION
Change in Control
The Company has entered into a change-in-control agreement with each NEO. The change-in-control agreement provides for certain payments if the employment is terminated by the Company without “cause” (as defined in the change-in-control agreements) or by the NEO for “good reason” (as defined in the change-in-control agreements), in each case, within two years following a change in control of the Company.
Following a change in control, each NEO is entitled to continue receiving their current base salary and is entitled to an annual bonus in an amount not less than the highest annual bonus paid during the prior three full fiscal years.
If an NEO’s employment is terminated “without cause” or by the NEO for “good reason” within two years following a change in control, the NEO is entitled to the following:
•any base salary and annual bonus for a completed fiscal year that had not been paid;
•an amount equal to the NEO’s annual bonus for the last completed fiscal year pro-rated for the number of full months employed in the current fiscal year;
•an amount equal to the NEO’s base salary pro-rated for any unused vacation days;
•a lump sum severance payment from the Company equal to three times (for the Chair and CEO) or two and one-half times (for other NEOs) the sum of:
•the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the reduction of the NEO’s annual salary after the change in control; and
•the NEO’s target AIM award for the year of termination or, if higher, the average of the AIM award amounts beginning three years immediately preceding the change in control and ending on the termination date.
A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of 30% or more of the combined voting power of the Company’s voting stock; (ii) the directors serving at the time the change-in-control agreements were executed (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board of Directors; (iii) the consummation of a merger or consolidation of the Company with any other corporation in which the Company’s voting securities outstanding immediately prior to such merger or consolidation represent 50% or less of the combined voting securities of the Company immediately after such merger or consolidation; (iv) any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer; or (v) any other event that the continuing directors determine to be a change in control; provided however, with respect to (i), (iii) and (v) above, there shall be no change in control if shareholders of the Company own more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent immediately following such transaction in substantially the same proportion to each other as prior to such transaction.
In addition to the foregoing, the NEOs would also be eligible to participate in the Company’s welfare employee benefit programs for the severance period (three years for the Chair and CEO and two and one-half years for the other NEOs). For purposes of determining eligibility for applicable post-retirement welfare benefits, the NEO would be credited with any combination of additional years of service and age, not exceeding 10 years, to the extent necessary to qualify for such benefits. Mr. Regnery and Mr. Pittard are the only active NEOs eligible for subsidized retiree medical benefits (only until age 65) due to their age and service as of January 1, 2003, when eligibility for the retiree medical benefit was frozen. The Company would also provide each NEO up to $100,000 of outplacement services.
In the event of a change in control, participants in the KMP would be immediately vested. A termination within two years following a change in control also triggers the payment of an enhanced benefit, whereby three years would be added to both age and service with the Company under the KMP. In addition, the “final average pay” under the KMP would be calculated as 33.33% of his severance benefit under the change-in-control agreement in the case of Mr. Regnery and 40% of the severance benefit under the change-in-control agreement in the case of the other NEOs. These percentages reflect an annualized value of severance payments that would be provided in accordance with their respective agreements.
Under the Company’s Incentive Stock Plan of 2018 (“2018 Plan”), time-based awards will only vest and become exercisable or payable, as applicable, on a change in control (as defined in the 2018 Plan) if they are not assumed, substituted or otherwise replaced in connection with the change in control. If the awards are assumed or continued after the change in control, the Committee may provide that such awards will be subject to automatic vesting acceleration upon a participant’s involuntary termination within a designated period following the change in control. Further, under the 2018 Plan, PSUs will automatically vest upon a change in control of our Company, based on (a) the target level, pro-rated to reflect the period the participant was in service during the performance period or (b) the actual performance level attained, in each case, as determined by the Committee.

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EXECUTIVE COMPENSATION
Major Restructuring
The Company has adopted a Major Restructuring Severance Plan (the “Severance Plan”) that provides a cash severance payment in the event a participant’s employment is terminated due to an involuntary loss of job without “cause” (as defined in the Severance Plan) or a “good reason” (as defined in the Severance Plan), provided that the termination is substantially related to or a result of a Major Restructuring. The cash severance payment would be equal to two and one-half times (for the Chair and CEO) or two times (for other NEOs) (a) current base salary, and (b) current target AIM award. As of December 31, 2022, the value of cash severance for NEOs was: Mr. Regnery, $7,812,500; Mr. Kuehn, $3,100,000; Mr. Camuti, $2,368,000; Mr. Turtz, $2,040,000 and Mr, Pittard, $2,173,750.
Participants would also receive a prorated portion of their target AIM award based on actual Company and individual performance during the fiscal year in which termination of employment occurred. Participants in the KMP who are not vested in such plans would also receive a cash payment equal to the amount of the benefit to which they would have been entitled if they were vested.
In addition, the Company’s equity awards provide that employees who terminate employment due to an involuntary loss of job without “cause” (as defined in the applicable award agreement) or for “good reason” (as defined in the applicable award agreement) within one year of completion of a Major Restructuring will, provided that the termination is substantially related to the Major Restructuring, (i) immediately vest in all unvested stock options and may exercise all vested stock options at any time within the following three-year period (five years if retirement eligible) or the remaining term of the stock option, if shorter, (ii) immediately vest in all RSUs, except that retirement eligible participants with at least five years of service would continue their existing vesting schedule, and (iii) receive a prorated payout of outstanding PSUs based on actual performance at the end of performance period. As of December 31, 2022, the value of unvested equity awards was: Mr. Regnery, $9,995,004; Mr. Kuehn, $4,765,883; Mr. Camuti, $3,557,502; Mr. Turtz, $1,993,461 and Mr. Pittard, $1,448,332.
A “Major Restructuring” is defined as a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions, which individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s business segments, so long as such transaction or transactions do not constitute a “change in control” (as defined in the applicable plan).

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2022 Post-Employment Benefits Table
The following table describes the compensation to which each of the NEOs would be entitled in the event of termination of such executive’s employment on December 31, 2022, including termination following a change in control. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2022. The table does not include the pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.
No NEOs are entitled to payment in connection with an Involuntary Termination With Cause.

Name	Termination Scenario	Severance ($)(a)	Earned but Unpaid AIM Awards ($)(b)	PSP Award Payout ($)(c)	Value of Unvested Equity Awards ($)(d)	Enhanced Retirement Benefits ($)(e)	Health Benefits ($)(f)	Outplacement ($)(g)	Total ($)
D. S. Regnery
	Voluntary Resignation/Retirement	—	3,029,377	5,416,364	4,578,640	—	—	—	13,024,381
	Involuntary without Cause	2,500,000	1,875,000	5,416,364	4,578,640	—	—	11,400	14,381,404
	Change in Control	9,853,776	2,224,399	5,417,541	4,578,640	11,447,472	111,604	100,000	33,733,432
	Death/Disability	—	3,029,377	5,416,364	4,578,640	—	—	—	13,024,381
C. J. Kuehn
	Voluntary Resignation/Retirement	—	—	—	—	—	—	—	—
	Involuntary without Cause	700,481	—	—	—	—	—	11,400	711,881
	Change in Control	4,552,354	1,205,682	2,608,421	2,157,799	2,284,637	67,276	100,000	12,976,169
	Death/Disability	—	1,252,143	2,608,084	2,157,799	—	—	—	6,018,026
P. A. Camuti
	Voluntary Resignation/Retirement	—	799,021	2,013,046	1,544,456	—	—	—	4,356,523
	Involuntary without Cause	640,000	799,021	2,013,046	1,544,456	—	—	11,400	5,007,923
	Change in Control	3,373,719	827,942	2,013,214	1,544,456	2,218,485	45,878	100,000	10,123,694
	Death/Disability	—	799,021	2,013,046	1,544,456	—	—	—	4,356,523
E. M. Turtz
	Voluntary Resignation/Retirement	—	—	—	—	—	—	—	—
	Involuntary without Cause	600,000	—	—	—	—	—	11,400	611,400
	Change in Control	2,854,483	637,488	1,010,053	983,576	2,892,445	66,470	100,000	8,544,515
	Death/Disability	—	616,891	1,009,885	983,576	—	—	—	2,610,352
R. D. Pittard
	Voluntary Resignation/Retirement	—	711,903	689,505	758,827	—	—	—	2,160,235
	Involuntary without Cause	587,500	711,903	689,505	758,827	—	—	11,400	2,759,135
	Change in Control	2,989,878	704,701	689,505	758,827	3,218,469	107,858	100,000	8,569,238
	Death/Disability	—	711,903	689,505	758,827	—	—	—	2,160,235
(a)For the “Involuntary without Cause” scenario, for those NEOs who do not have a formal separation agreement, the current severance guidelines permit payment of up to one year’s base salary provided that such termination was not eligible for severance benefits under the Major Restructuring Severance Plan. Because of his service, Mr. Kuehn’s severance is equal to 47 weeks rather than 52. For the amounts shown under in the “Change in Control” scenario, refer to the description of how severance is calculated in the section above, entitled Post-Employment Benefits.
(b)For the “Voluntary Resignation/Retirement” scenario, the amount shown is only provided in the case of a voluntary retirement; for resignation, the NEO would not receive an AIM award. For the “Involuntary without Cause” scenario, the amount for Mr. Regnery represents the target AIM award pursuant to the terms of his employment

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EXECUTIVE COMPENSATION
agreement; Mr. Camuti and Mr. Pittard are retirement eligible; therefore, under the terms of the AIM plan, they would be eligible to receive prorated AIM awards (up to target) depending on the circumstances and timing of the termination. For the amounts under the “Change in Control” scenario, these amounts represent the award paid in 2022 for the 2021 performance period based on the Change in Control agreements in place.
(c)For the “Involuntary without Cause” scenario, these amounts represent the cash value of the prorated PSU award payout to the NEOs as a result of their retirement eligibility at December 31, 2022. For the “Change in Control” scenario for the NEOs, these values represent a pro-rated payment for all outstanding awards at target. However, under the terms of the 2018 Plan, this payment could also be made based on actual performance with the payment amount being determined by the Committee, For the “Retirement,” and “Death/Disability” scenarios, amounts represent the cash value of the prorated portion of their PSUs that vest upon such events assuming performance at target. Amounts for each scenario are based on the closing stock price of the ordinary shares on December 30, 2022 ($168.09).
(d)The amounts shown for “Retirement,” “Involuntary without Cause,” “Change in Control,” and “Death/Disability” represent (i) the value of the unvested RSUs, which is calculated based on the number of unvested RSUs multiplied by the closing stock price of the ordinary shares on December 30, 2022 ($168.09), and (ii) the intrinsic value of the unvested stock options, which is calculated based on the difference between the closing stock price of the ordinary shares on December 30, 2022 ($168.09) and the relevant exercise price. However, only in the event of termination following a “Change in Control” or termination due to “Death/Disability” is there accelerated vesting of unvested awards. For “Retirement,” the awards do not accelerate but continue to vest on the same basis as active employees. Mr. Regnery, Mr. Camuti and Mr. Pittard are retirement eligible.
(e)In the event of a “Change in Control” and termination of the NEOs, the present value of the pension benefits under the, KMP and Supplemental Pension Plan would be paid out as lump sums. While there is no additional benefit to the NEOs as a result of either “Voluntary Resignation/Retirement” and/or “Involuntary without Cause”, there are differences (based on the methodology mandated by the SEC) between the numbers that are shown in the Pension Benefits Table and those that would actually be payable to the NEO under these termination scenarios.
(f)For the “Change in Control” scenario, these amounts represent the COBRA cost of health and welfare coverage (for medical, dental and vision) along with the cost of basic life and AD&D, which is the cost for continued active coverage for the severance period. For Mr. Regnery and Mr. Pittard, the value shown includes the cost for retiree coverage.
(g)For the “Involuntary without Cause” scenario, each NEO is eligible for outplacement services for a twelve-month period, not to exceed $11,400. For the “Change in Control” scenario, the amount represents the maximum expenses the Company would reimburse the NEO for professional outplacement services.
CEO Pay Ratio
The ratio of our CEO’s total compensation to our median employee’s total compensation (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may not be comparable to CEO pay ratios presented by other companies.
We chose to maintain the same median employee for our CEO Pay Ratio calculation in 2022 as there were no changes to our employee population or employee compensation arrangements during 2021 or 2022 that would result in a significant change to our pay ratio disclosure. We identified our median employee using our global employee population as of October 31, 2020. To determine our median employee, we used annual base salary (or actual earnings in the case of commission-based employees) as our consistently applied compensation measure for 2020 and annualized pay for full-time and part-time employees (but not seasonal and temporary employees) who commenced work during 2020. The median employee identified had anomalous total annual compensation related to a facility closure. We, therefore, substituted an employee with the next lowest annual base pay. We believe that annual base salary provides a reasonable estimate of annual compensation of our employees.
We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on such calculation, our median employee’s total compensation was $68,215, while our CEO’s compensation was $12,770,195. Accordingly, our CEO Pay Ratio was 187:1.
Pay Versus Performance
In accordance with the new requirements prescribed in Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and our financial performance for the prior three fiscal years.
For this purpose, CAP is determined in accordance with SEC rules by adjusting the amounts reported in the Summary Compensation Table by (a) subtracting the change in pension value, if any, for the year; (b) adding the pension service cost for the year; (c) subtracting the grant date fair value of equity awards granted during the year; (d) adding the year-end fair value of unvested equity awards granted during the year; (e) for awards granted in prior years that vested during the year, adding the difference between the vesting date fair value and the fair value at the immediately preceding year-end; and (f) for awards granted in prior years that remain outstanding or unvested at the end of the year, adding the difference between the year-end fair value and the fair value at the immediately preceding year-end. These adjustments are shown below. The table below provides CAP for our principal executive officer (“PEO”) (our CEO) and an average CAP for our non-PEO named executive officers (“NEOs”), as well as other financial information as required. Please see the Compensation Discussion & Analysis above for information regarding the decisions made by the Human Resources and Compensation Committee with respect to the compensation paid to our CEO and NEOs.

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							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO ($)(a)	Compensation Actually Paid to First PEO ($)(b)	Summary Compensation Table Total for Second PEO ($)(a)	Compensation Actually Paid to Second PEO ($)(b)	Average Summary Compensation Table Total for non-PEO NEOs ($)(a)	Average Compensation Actually Paid to non-PEO NEOs ($)(a)(b)	Total Shareholder Return ($)(c)	Peer Group Total Shareholder Return ($)(c)	Net Income ($M) (d)	Revenue ($M) (e)
2022	N/A	N/A	12,770,195	9,019,182	3,164,279	1,947,464	171	127	1,756.5	15,991.7
2021	18,253,260	46,032,830	12,888,518	20,449,001	3,813,093	8,590,730	202	134	1,423.4	14,136.4
2020	28,107,486	55,194,418	N/A	N/A	4,854,212	9,065,250	144	111	854.9	12,454.7
(a)The First PEO represents our former CEO Mr. Lamach who became Executive Chair effective July 1, 2021 and retired December 31, 2021; the Second PEO represents Mr. Regnery who became CEO effective July 1, 2021. The non-PEO NEOs represent the following individuals: 2020: Mr. Kuehn, Ms. Carter, Mr. Regnery, Ms. Avedon, and Mr. Camuti; 2021: Mr. Kuehn, Ms. Avedon, Mr. Camuti and Mr. Turtz; 2022: Mr. Kuehn, Mr. Camuti, Mr. Turtz and Mr. Pittard. The amounts shown for each PEO are the amounts reported in the “Total” column of the Summary Compensation Table for the applicable year. The amounts shown for the non-PEO NEOs are the average of amounts reported in the “Total” column of the Summary Compensation Table for the applicable year for NEOs other than the PEO.
(b)The following table provides the calculation required to determine CAP in accordance with SEC rules. The CAP amounts reflected do not reflect the actual amount of compensation earned by or paid to our NEOs. The fair values reflected in the Equity Compensation section are calculated in a manner consistent with the methodology used to account for share-based payments in our financial statements, as described in Note 14 to the 2022 10-K. To determine equity award fair values for purposes of calculating CAP in accordance with SEC rules, adjustments were made based on the stock price, updated Black-Scholes stock option assumptions, and estimated Performance Share Unit payouts as of the year-end and vesting measurement dates.

			Pension Compensation		Equity Compensation
	Fiscal Year (FY)	Summary Compensation Table (SCT) Total ($)	LESS SCT Aggregate Change in the Actuarial Present Value of All Defined Benefit and Actuarial Pension Plans ($)(1)	PLUS Service Cost and Prior Service Cost ($)	LESS SCT Grant Date Fair Value of Equity Awards Granted in FY ($)(2)	PLUS Fair Value of Outstanding Equity Awards Granted in FY ($)	PLUS Change in Fair Value of Equity Awards from Prior Years That Vested in FY ($)	PLUS Change in Fair Value of Outstanding Equity Awards from Prior Years ($)	Compensation Actually Paid (CAP) Total ($)
First PEO M. W. Lamach	2021	18,253,260	920,815	2,165,012	11,417,703	12,915,519	1,898,863	23,138,694	46,032,830
	2020	28,107,486	11,591,666	1,584,239	11,762,881	19,402,771	4,924,066	24,530,403	55,194,418
Second PEO D. S. Regnery	2022	12,770,195	—	479	8,082,094	8,790,912	(3,480,220)	(980,090)	9,019,182
	2021	12,888,518	2,695,010	3,454	6,673,971	9,239,470	634,638	7,051,902	20,449,001
Average non-PEO NEOs	2022	3,164,279	—	287,386	1,558,144	1,695,006	(1,305,293)	(335,770)	1,947,464
	2021	3,813,093	309,031	457,055	1,822,743	3,002,913	181,250	3,268,193	8,590,730
	2020	4,854,212	1,634,400	248,316	1,783,574	2,941,593	711,361	3,727,742	9,065,250
(1) As reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table for each applicable year.
(2) As reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year.
(c)Reflects the cumulative Total Shareholder Return for Trane Technologies and the Standard & Poor’s 500 Industrials Index, which is the peer group used in the Performance Graph required under Item 201(e) of Regulation S-K shown in Item 5 of our 2022 Form 10-K. Assumes an initial investment of $100 on December 31, 2019 (adjusted for our Reverse Morris Trust transaction that closed on February 29, 2020) and reinvestment of dividends.
(d)As reflected in the Company’s Consolidated Statement of Earnings included in the Form 10-K for each fiscal year.
(e)The Company Selected Measure (“CSM”) is Net Revenues for Products and Services (“Revenue”) as reported in the Company’s Consolidated Statement of Earnings included in the Company’s Annual Report on Form 10-K for each fiscal year. The revenue performance targets and results related to executive compensation within our AIM program are not the same as the Revenue listed for the CSM. Revenue results related to AIM are further adjusted for the impact of acquisitions and/or divestitures, foreign exchange, changes in accounting principles, extraordinary items, and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. All adjustments are reviewed and approved by the Human Resources and Compensation Committee.
Relationships between Pay and Various Metrics
In accordance with regulatory requirements, the graphs below reflect the relationships of PEO and Average Non-PEO CAP over the prior three fiscal years to (i) Company TSR and Peer Group TSR, (ii) Net Income, and (iii) Revenue, our Company Selected Measure.

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CAP VS TT AND PEER GROUP TSR

CAP ($M)
$60
$50
$40
$30
$20
$10
$0
TSR
$210
$175
$140
$105
$70
$35
$0
2019
2020
2021
2022
$55.2
$9.1
$46.0
$20.4
$8.6
$9.0
$1.9
$100
$144
$202
$171
$111
$134
$127
First PEO CAP
Second PEO CAP
Avg NEO CAP
Company TSR
Peer TSR

CAP VS NET INCOME
CAP VS REVENUE
Performance Measures
We used the following unranked performance measures to link executive compensation actually paid to Company performance for the most recently completed fiscal year.

Financial Measures
Revenue
Adjusted EBITDA
Free Cash Flow
Relative 3-Year Total Shareholder Return Percentile Ranking
Relative Cash Flow Return on Invested Capital Percentile Ranking
Additional information about the performance measures used to calculate PEO and NEO compensation can be found in the discussions of our short-term and long-term incentive programs in the “Compensation Discussion and Analysis” under the headings “Annual Incentive Matrix (‘AIM’) Program” and “Long-Term Incentive Program (‘LTI’)”. We believe the Company’s executive compensation program appropriately rewards our PEO and the Other NEOs for Company and individual performance, assists the Company in retaining our senior leadership team and supports long-term value creation for our shareholders. These values demonstrate alignment of interests of our PEO and the Other NEOs and our stockholders.

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EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of December 31, 2022, with respect to the Company’s ordinary shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders(a)	5,054,163	$94.06	12,955,860
Equity compensation plans not approved by security holders(b)	532,008	—	—
Total	5,586,171
(a)Consists of the Incentive Stock Plan of 2007, the Incentive Stock Plan of 2013 and the 2018 Plan.
(b)Consists of the EDCP, the Trane Technologies Directors Deferred Compensation Plan (the “DDCP I”), the Trane Technologies Directors Deferred Compensation and Stock Award Plan II (the “DDCP II” and, together with the DDCP I, the “DDCP”), and the Trane Deferred Compensation Plan (the “TDCP”). Plan participants acquire Company shares under these plans as a result of the deferral of salary or directors’ fees, AIM awards and PSUs.

2023 Proxy Statement	75

Information Concerning Voting and Solicitation
Why Did I Receive This Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (“Notice”) because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting. This Proxy Statement summarizes the information you need to know to vote on an informed basis.
Why Are There Two Sets of Financial Statements Covering the Same Fiscal Period?
U.S. securities laws require us to send you our 2022 Form 10-K, which includes our financial statements prepared in accordance with GAAP. These financial statements are included in the mailing of this Proxy Statement. Irish law also requires us to provide you with our Irish Financial Statements for our 2022 fiscal year, including the reports of our Directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Financial Statements are available on the Company’s website at www.tranetechnologies.com under the heading “Investors – Irish Statutory Accounts” and will be laid before the Annual General Meeting.
How Do I Attend the Annual General Meeting?
We strongly encourage all shareholders to submit proxy forms to ensure they can vote and be represented at the Annual General Meeting without attending in person. Shareholders are encouraged to keep up-to-date with, and follow, the guidance from the Government of Ireland and the Department of Health (of Ireland) and other local health departments as circumstances may change at short notice.
Taking into account the latest guidance from the Government of Ireland, particularly in relation to indoor public gatherings, it is possible the Annual General Meeting may be adjourned to a different time and/or venue, in each case notification of such adjournment will be given in accordance with Company’s constitution. Any announcements of changes or updates to the arrangements for the Annual General Meeting will be made available at www.tranetechnologies.com.
Due to travel restrictions and/or health concerns, the Directors may participate by telephone instead of attending in person, there may be significantly reduced attendance by Company personnel, and the meeting will be conducted as efficiently as possible.
In the event that the Annual General Meeting can proceed as normal, in order to be admitted, you must present a form of personal identification and evidence of share ownership.
If you are a shareholder of record, evidence of share ownership will be either (1) an admission ticket, which is attached to the proxy card and must be separated from the proxy card and kept for presentation at the meeting if you vote your proxy by mail, or (2) a Notice.
If you own your shares through a bank, broker or other holder of record (“street name holders”), evidence of share ownership will be either (1) your most recent bank or brokerage account statement, or (2) a Notice. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of the Company’s ordinary shares, to:
Secretary
Trane Technologies plc
170/175 Lakeview Dr.
Airside Business Park
Swords, Co. Dublin
Ireland
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual General Meeting.

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INFORMATION CONCERNING VOTING AND SOLICITATION
Who May Vote?
You are entitled to vote if you beneficially owned the Company’s ordinary shares at the close of business on April 6, 2023, the Record Date. At that time, there were 228,049,657 of the Company’s ordinary shares outstanding and entitled to vote. Each ordinary share that you own entitles you to one vote on all matters to be voted on a poll at the Annual General Meeting.
How Do I Vote?
Shareholders of record can cast their votes by proxy by:
•using the Internet and voting at www.proxyvote.com;
•calling 1-800-690-6903 and following the telephone prompts; or
•completing, signing and returning a proxy card by mail.
If you received a Notice and did not receive a proxy card, you may request one at sendmaterial@proxyvote.com.
The Notice is not a proxy card and it cannot be used to vote your shares.
If you are a shareholder of record and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Companies Act 2014, of the persons named on the proxy card as your proxy to vote your shares on your behalf in accordance with your telephone instructions.
Subject to guidance from the Government of Ireland at the time of the Annual General Meeting, shareholders of record may also vote their shares directly by attending the Annual General Meeting and casting their vote in person or appointing a proxy (who does not have to be a shareholder) to attend the Annual General Meeting and casting votes on their behalf in accordance with their instructions.
Street name holders must vote their shares in the manner prescribed by their bank, brokerage firm or nominee. Street name holders who wish to vote in person at the Annual General Meeting must obtain a legal proxy from their bank, brokerage firm or nominee. Street name holders will need to bring the legal proxy with them to the Annual General Meeting and hand it in with a signed ballot that is available upon request at the meeting. Street name holders will not be able to vote their shares at the Annual General Meeting without a legal proxy and a signed ballot.
Even if you plan to attend the Annual General Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
In order to be timely processed, your vote must be received by 11:59 p.m. Eastern Time on May 31, 2023
(or, if you are a street name holder, such earlier time as your bank, brokerage firm or nominee may require).
How May Employees Vote under Our Employee Plans?
If you participate in the ESP, the Trane Technologies Employee Savings Plan for Bargained Employees, the Trane Technologies Retirement Savings Plan for Participating Affiliates in Puerto Rico, or the Trane 401(k) and Thrift Plan, then you may be receiving these materials because of shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions by telephone or over the Internet. They will vote these shares in accordance with your instructions and the terms of the plan. The plan trustees will not disclose to the Company how any individual employee instructed the plan trustees to vote their shares.
To allow plan administrators to properly process your vote, your voting instructions must be received by 11:59 p.m. Eastern Time on May 26, 2023.
If you do not provide voting instructions for shares held for you in any of these plans, the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

2023 Proxy Statement	77

INFORMATION CONCERNING VOTING AND SOLICITATION
May I Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the Annual General Meeting in any of the following ways:
•by notifying the Company’s Secretary in writing: c/o Trane Technologies plc, 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland;
•by submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or
•by voting in person at the Annual General Meeting.
Merely attending the Annual General Meeting does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.
How Will My Proxy Get Voted?
If your proxy is properly submitted, your proxy holder (one of the individuals named on the proxy card) will vote your shares as you have directed. If you are a street name holder, the rules of the NYSE permit your bank, brokerage firm or nominee to vote your shares on Items 4, 5, 6 and 7 (routine matters) if it does not receive instructions from you. However, your bank, brokerage firm or nominee may not vote your shares on Items 1, 2 and 3 (non-routine matters) if it does not receive instructions from you (“broker non-votes”). Broker non-votes will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.
If you are a shareholder of record and you do not specify on the proxy card you send to the Company (or when giving your proxy over the Internet or telephone) how you want to vote your shares, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
What Constitutes a Quorum?
The presence (in person or by proxy) of shareholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.
What Vote is Required to Approve Each Proposal?
A majority of the votes cast at the Annual General Meeting is required to approve each of Items 1, 2, 3, 4 and 5. A majority of the votes cast means that the number of votes cast “for” an Item must exceed the number of votes cast “against” that Item. Items 6 and 7 are considered special resolutions under Irish law and require 75% of the votes cast for approval.
Although abstentions and broker non-votes are counted as “shares present” at the Annual General Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the resolution and, accordingly, will not affect the outcome of the vote.
Who Pays the Expenses of This Proxy Statement?
We have hired Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $20,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board of Directors by mail, in person, by telephone and through the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.
How Will Voting on Any Other Matter be Conducted?
Although we do not know of any matters to be presented or acted upon at the Annual General Meeting other than the items described in this Proxy Statement, if any other matter is proposed and properly presented at the Annual General Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

78

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth as of the Record Date, the beneficial ownership of our ordinary shares by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

Name	Ordinary Shares(a)	Notional Shares(b)	Options Exercisable Within 60 Days(c)
K. E. Arnold	4,650	—	—
A. C. Berzin	33,501	47,805	—
A. Miller Boise	1,798	—	—
J. Bruton	12,048	—	—
J. L. Cohon	26,989	—	—
G. D. Forsee	31,230	—	—
M. R. George	—		—
J. A. Hayes	30		—
L. P. Hudson	7,769	—	—
M. P. Lee	8,122	—	—
M. N. Schaeffer	—		—
J. P. Surma	12,027	—	—
T. L. White	30,687	67,508	—
D. S. Regnery	122,463	542	242,944
C.J. Kuehn	34,236	29,005	67,879
P. A. Camuti	40,709	48,510	95,367
E. M. Turtz	15,196	8,183	25,095
R. D. Pittard	11,957	79,215	9,877
All directors and executive officers as a group (21 persons)(d)	416,304	317,813	470,395
(a)Represents (i) ordinary shares held directly; (ii) ordinary shares held indirectly through a trust; (iii) unvested shares, including any RSUs or PSUs, and ordinary shares and ordinary share equivalents notionally held under the TDCP that may vest or are distributable within 60 days of the Record Date; and (iv) ordinary shares held by the trustee under the ESP for the benefit of executive officers. No director or executive officer of the Company beneficially owns 1% or more of the Company’s ordinary shares.
(b)Represents ordinary shares and ordinary share equivalents notionally held under the DDCP, and the EDCP that are not distributable within 60 days of the Record Date.
(c)Represents ordinary shares as to which directors and executive officers had stock options exercisable within 60 days of the Record Date, under the Company’s Incentive Stock Plans.
(d)The Company’s ordinary shares beneficially owned by all directors and executive officers as a group (including shares issuable under exercisable options) aggregated approximately 0.39% of the total outstanding ordinary shares. Ordinary shares and ordinary share equivalents notionally held under the DDCP, the EDCP and the TDCP and ordinary share equivalents resulting from dividends on deferred stock awards are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

2023 Proxy Statement	79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company based solely on the information filed by such shareholder on Schedule 13D or filed by such shareholder in 2022 for the year ended December 31, 2022 on Schedule 13G under the Securities Exchange Act of 1934:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(a)
BlackRock, Inc.(b) 55 East 52nd Street New York, NY 10055	19,614,853	8.6%
JPMorgan Chase & Co.(c) 383 Madison Avenue New York, NY 10179	18,472,563	8.1%
The Vanguard Group(d) 100 Vanguard Blvd. Malvern, PA 19355	18,594,004	8.2%
(a)The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares on the Record Date and assumes that each of the beneficial owners continued to own the number of shares reflected in the table above on such date.
(b)Information regarding BlackRock, Inc. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 8, 2023. The filing indicated that, as of December 31, 2022, BlackRock, Inc. had sole voting power as to 17,645,284 of such shares, shared voting power as to none of such shares, sole dispositive power as to 19,614,853 of such shares and shared dispositive power as to none of such shares.
(c)Information regarding JPMorgan Chase & Co. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on January 27, 2023. The filing indicated that, as of December 30, 2022, JPMorgan Chase & Co. had sole voting power as to 16,546,980 of such shares, shared voting power as to 123,656 of such shares, sole dispositive power as to 18,334,563 of such shares and shared dispositive power as to 135,524 of such shares.
(d)Information regarding the Vanguard Group and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 9, 2023. The filing indicated that, as of December 30, 2022, the Vanguard Group had sole voting power as to none of such shares, shared voting power as to 334,034 of such shares, sole dispositive power as to 17,636,530 of such shares and shared dispositive power as to 957,474 of such shares.

80

Certain Relationships and Related Person Transactions
The Company does not generally engage in transactions in which its executive officers, directors or nominees for directors, any of their immediate family members or any of its 5% shareholders have a material interest. Pursuant to the Company’s written related person transaction policy, any such transaction must be reported to management, which will prepare a summary of the transaction and refer it to the Sustainability, Corporate Governance and Nominating Committee for consideration and pre-approval by the disinterested directors. The Sustainability, Corporate Governance and Nominating Committee reviews the material terms of the related person transaction, including the dollar values involved, the relationships and interests of the parties to the transaction and the impact, if any, to a director’s independence. The Sustainability, Corporate Governance and Nominating Committee only approves those transactions that are in the best interest of the Company. In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, generally proscribes transactions that could result in a conflict of interest for the Company. Any waiver of the Code of Conduct for any executive officer or director requires the approval of the Company’s Board of Directors. Any such waiver will, to the extent required by law or the NYSE, be disclosed on the Company’s website at www.tranetechnologies.com or on a current report on Form 8-K. No such waivers were requested or granted in 2022.
We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Compensation of Directors”) and the reimbursement of expenses related to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

2023 Proxy Statement	81

Shareholder Proposals and Nominations
Any proposal by a shareholder intended to be presented at the 2024 Annual General Meeting of shareholders of the Company must be received by the Company at its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, Attn: Secretary, no later than December 22, 2023, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2024 Proxy Statement.
The Company’s Articles of Association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board of Directors in connection with Annual General Meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Articles of Association. In connection with the 2024 Annual General Meeting, written notice of a shareholder’s intention to make such nominations or bring business before the Annual General Meeting must be given to the Secretary of the Company not later than March 1, 2024. If the date of the 2024 Annual General Meeting occurs more than 30 days before, or 60 days after, the anniversary of the 2023 Annual General Meeting, then the written notice must be provided to the Secretary of the Company not later than the seventh day after the date on which notice of such Annual General Meeting is given. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed above (March 1, 2024), as well as comply with the additional requirements of Rule 14a-19 of the Securities Exchange Act of 1934.
In addition, the Company’s Articles of Association separately provide shareholders representing 3% or more of the voting power of the Company’s shares with the right, subject to certain terms and conditions, to nominate candidates for election to the Board of Directors and have such candidate included in our proxy materials for the applicable Annual General Meeting (“proxy access”). All such nominations must be accompanied by certain background and other information specified in the Articles of Association. In connection with the 2024 Annual General Meeting, written notice of proxy access nominations must be given to the Secretary of the Company not earlier than November 23, 2023 and not later than later than December 22, 2023. If the date of the 2024 Annual General Meeting occurs more than 30 days before, or 60 days after, the anniversary of the 2023 Annual General Meeting, then the written notice must be provided to the Secretary of the Company not earlier than 120 days prior to the 2024 Annual General Meeting and not later than the close of business on the later of (x) the 90th day prior to the 2024 Annual General Meeting or (y) the 10th day following the day on which public announcement of the date of the 2024 Annual General Meeting is first made.
The Sustainability, Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Secretary of the Company, at the address set forth above. In addition to considering candidates recommended by shareholders, the Committee considers potential candidates recommended by current directors, Company officers, employees and others. As stated in the Company’s Corporate Governance Guidelines, all candidates for Board membership are selected based upon their judgment, character, achievements and experience in matters affecting business and industry. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.
In order for you to bring other business before a shareholder general meeting, timely notice must be received by the Secretary of the Company within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our Proxy Statement. The foregoing time limits also apply in determining whether notice is timely pursuant to rules adopted by the SEC relating to the exercise of discretionary voting authority.
If a shareholder wishes to communicate with the Board of Directors for any other reason, all such communications should be sent in writing, care of the Secretary of the Company, or by email at board@tranetechnologies.com.

82

Householding
SEC rules permit a single set of annual reports and Proxy Statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s Proxy Statement and annual report by contacting the Company at its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, Attention: Secretary or by accessing it on the Company’s website at www.tranetechnologies.com.
Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the Proxy Statement and annual report at their address and would like to request householding of their communications should contact their broker.
Dated: April 21, 2023

2023 Proxy Statement	83

Appendix A
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to Non-GAAP
UNAUDITED
(in millions)

	For the year ended December 31, 2022	For the year ended December 31, 2021
Total Company
Adjusted EBITDA	$2,694.0	$2,363.7
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization(1)	(323.2)	(299.4)
Interest expense	(223.5)	(233.7)
Provision for income taxes	(375.9)	(333.5)
Restructuring	(20.7)	(27.0)
Transformation Costs	(5.8)	(16.7)
M&A transaction costs	(3.6)	(1.8)
Non-cash adjustments for contingent consideration	46.9	—
Insurance settlement on property claim	25.0	—
Settlement charge for retired executive	(15.8)	—
Acquisition inventory step-up and backlog amortization	(1.2)	—
Charges related to certain entities deconsolidated under Chapter 11	—	(7.2)
Gain on release of a pension indemnification liability	—	12.8
Discontinued operations, net of tax	(21.5)	(20.6)
Net earnings from continuing operations attributable to noncontrolling interests	(18.2)	(13.2)
Net earnings from discontinued operations attributable to noncontrolling interests	—	—
Net earnings attributable to Trane Technologies plc	$1,756.5	$1,423.4
(1)Depreciation and amortization excludes acquisition backlog amortization of $0.4 million which has been included in the acquisition inventory step-up and backlog amortization line.

84

APPENDIX A
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to Non-GAAP
UNAUDITED
(in millions)

	For the year ended December 31, 2022	For the year ended December 31, 2021
Cash flow provided by continuing operating activities	$1,698.7	$1,594.4
Capital expenditures	(291.8)	(223.0)
Cash payments for restructuring	17.9	38.1
Transformation costs paid	9.6	21.4
QSF funding (continuing operations component)	91.8	—
Compensation related payment to a retired executive	64.3	—
Insurance settlement on property claim in Q3 2022	(25.0)	—
Free cash flow	$1,565.5	$1,430.9
For purposes of our compensation programs, Cash Flow Return on Invested Capital (“CROIC”) is measured by dividing Free Cash Flow by gross fixed assets (Property, Plant & Equipment) plus Working Capital (Accounts and Notes Receivable plus Inventory less Accounts and Notes Payable). CROIC is calculated in accordance with GAAP, subject to adjustments for unusual or infrequent items; the impact of any change in accounting principles; and gains or charges associated with discontinued operations or through the acquisition or divestiture of a business.
For purposes of our compensation programs, Total Shareholder Return (“TSR”) is measured as the total stock price appreciation plus dividends earned during the three years of the performance cycle. To account for stock price volatility, a 30-day average stock price at the beginning and ending periods is used. TSR was 57.17% for the 2020-2022 period, which ranked at the 78th percentile of the companies in the S&P 500 Industrials Index. For purposes of the TSR calculation, the Reverse Morris Trust transaction in Q1 2020 was treated as a dividend of $28.93 per share.

2023 Proxy Statement	85

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time* on May 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual General Meeting of Shareholders for your vote to be counted*.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time* on May 31, 2023. Have your proxy card in hand when you call and then follow the instructions.

*Voting cut-off is 11:59 p.m. Eastern Time on May 26, 2023 for participants in the Trane Technologies Employee Saving Plan, the Trane Technologies Employee Saving Plan for Bargained Employees, the Trane Technologies Retirement Savings Plan for Participating Affiliates in Puerto Rico, or the Trane 401(k) and Thrift Plan to allow time for plan administrators to vote on your behalf.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04699-P90696-Z84668

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRANE TECHNOLOGIES PLC

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors	For	Against	Abstain
1a. Kirk E. Arnold	☐	☐	☐
1b. Ann C. Berzin	☐	☐	☐
1c. April Miller Boise	☐	☐	☐
1d. Gary D. Forsee	☐	☐	☐
1e. Mark R. George	☐	☐	☐
1f. John A. Hayes	☐	☐	☐
1g. Linda P. Hudson	☐	☐	☐
1h. Myles P. Lee	☐	☐	☐
1i. David S. Regnery	☐	☐	☐
1j. Melissa N. Schaeffer	☐	☐	☐
1k. John P. Surma	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
2. Advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
3. Advisory approval of the compensation of the Company's named executive officers.	☐	☐	☐
4. Approval of the appointment of independent auditors of the Company and authorization of the Audit Committee of the Board of Directors to set the auditors' remuneration.	☐	☐	☐
5. Approval of the renewal of the Directors' existing authority to issue shares.	☐	☐	☐
6. Approval of the renewal of the Directors' existing authority to issue shares for cash without first offering shares to existing shareholders. (Special Resolution)	☐	☐	☐
7. Determination of the price range at which the Company can re-allot shares that it holds as treasury shares. (Special Resolution)	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET TRANE

TECHNOLOGIES PLC
ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 1, 2023
2:30 P.M. Local Time
Adare Manor Hotel Adare,
County Limerick Ireland

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST. NOTE: VIDEO,

STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com.

V04700-P90696-Z84668

TRANE TECHNOLOGIES PLC
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The undersigned hereby appoint(s) DAVID S. REGNERY, CHRISTOPHER J. KUEHN and EVAN M. TURTZ, or any of them, each with full power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all ordinary shares of Trane Technologies plc (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at Adare Manor Hotel, Adare, County Limerick, Ireland on Thursday, June 1, 2023, at 2:30 P.M. Local Time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournments or postponements.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. If you wish to appoint a person other than the designated officers of the Company, please contact the Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the meeting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN THE MANNER RECOMMENDED BY THE COMPANY'S BOARD OF DIRECTORS ON ALL MATTERS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

This card also constitutes your voting instructions with respect to ordinary shares held in accounts under the Trane Technologies Employee Saving Plan, the Trane Technologies Employee Saving Plan for Bargained Employees, the Trane Technologies Retirement Savings Plan for Participating Affiliates in Puerto Rico, or the Trane 401(k) and Thrift Plan. If you do not vote, your proxy will be voted in accordance with the terms of the applicable plan.

Once received, your proxy will be forwarded to the Company's registered office electronically by Broadridge.

Continued and to be signed on reverse side